Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)   Financial Statements of Business acquired:

      The Financial Statements will be provided within 60 days of filing this Form 8-K.

(b)   Pro Forma Financial Information:

      The pro forma financial statements will be provided within 60 days of filing this Form 8-K.

(c)   Exhibits

      Exhibit 2.1 Stock Purchase Agreement dated March 22, 1996, by and between Flanders Corporation and the Shareholders of Charcoal Service Corporation.




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                FLANDERS CORPORATION


                                                By:      /s/ Steven K. Clark
                                                     --------------------

                                                Its: Vice President Finance/
                                                     Chief Financial Officer
                                                     and Director

                                   EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                              FLANDERS CORPORATION
                          a North Carolina corporation,

                                       AND


                               THE SHAREHOLDERS OF

                          CHARCOAL SERVICE CORPORATION,
                          a North Carolina corporation


                                 March 22, 1996

                            TABLE OF CONTENTS

SECTION                                                                    PAGE

1.  Purchase of Charcoal Service Shares.
    (a) Purchase.
    (b) Cash Payment.
    (c) Payment of Expenses.
    (d) Escrow of Flanders Shares After Closing.
    (e) Put Option.
2.  Delivery.
    (a) Delivery of Flanders Shares, Charcoal Service Shares
        And The Cash Payment.
    (b) Release at Closing.
    (c) Liabilities.
3.  Representations and Warranties of the Sellers.
    (a) Ownership of Charcoal Service Shares.
    (b) Authority.
    (c) Compliance with Law.
    (d) No Litigation.
    (e) Solvency.
    (f) Securities Laws Compliance.
    (g) No Material Misstatements.
4.  Representations and Warranties Concerning Charcoal Service.
    (a) Organization, Standing and Qualification.
    (b) Capitalization.
    (c) Subsidiaries.
    (d) Stock Transfer Books.
    (e) Corporate Records.
    (f) No Defaults.
    (g) No Conflict.
    (h) Consents and Approvals.
    (i) Related-Party Transactions.
    (j) Safety Laws.
    (k) Environmental Compliance.
    (l) Compliance With Law.
    (m) Financial Statements.
    (n) Properties and Assets.
    (o) Equipment Leases.
    (p) Inventory.
    (q) Intellectual Property.
    (r) Material Contracts.
    (s) No Undisclosed Liabilities.
    (t) Litigation.
    (u) Taxes.
    (v) Employment Contracts.
    (w) Charcoal Service Personnel Matters.
    (x) Employee Restrictions.
    (y) Labor Matters.
    (z) Employee Benefit Plans.
   (aa) No Adverse Change.
   (bb) Discrimination.
   (cc) Disputes and Charges.
   (dd) Accuracy of Information Furnished.
5.  Representations, Warranties and Agreements of Buyer.
    (a) Organization, Standing and Qualification.
    (b) Authority.
    (c) Compliance with Law.
    (d) Shares Purchased for Investment.
    (e) Flanders' Shares.
    (f) Cash Payment.
    (g) Employment Contracts and Options.
    (h) Consents and Approvals.
    (i) Location of Business.

6.  The Closing.
7.  Conditions of Buyer's and Sellers' Performance.
    (a) Buyer's Conditions.
    (b) Sellers' Conditions.
8.  Indemnification.
    (a) General Indemnification Obligation of Each Seller.
    (b) General Indemnification Obligation of Buyer.
    (c) Limitation of Indemnity.
    (d) Pro Rata Liability.
    (e) Several Liability.
    (f) Method of Asserting Claims, Etc.
    (g) Payment Etc.
    (h) Arbitration Etc.
    (i) Other Rights and Remedies Not Affected Etc.
9.  Non-Disclosure Covenants.
    (a) Proprietary Information.
    (b) Publicity.
10. Miscellaneous Covenants of Sellers.
    (a) No Share Purchases.
    (b) Further Actions.
    (c) Payment of Shareholder Debt.
11. Termination and Amendment.
    (a) Pre-Closing.
    (b) Waiver.
12. Miscellaneous.
    (a) Attorney's Fees.
    (b) Brokers and Finders.
    (c) Expenses.
    (d) Survival.
    (e) Severability.
    (f) Notices.
    (g) Definition of "Sellers' Knowledge".
    (h) Entire Agreement.
    (i) Counterparts.
    (j) Binding Effect.
    (k) Governing Law.

    Signatures

                                   EXHIBITS

A.  Shareholder List of Charcoal Service Corporation
B.  Flanders Shares Escrow Instructions
C.  Put Agreement
D.  Closing Escrow Instructions

                                  SCHEDULES



4(f)        Defaults - Charcoal Service
4(g)        Conflicts - Charcoal Service
4(h)        Consents and Approvals
4(i)        Related-Party Transactions
4(j)        Environmental Representations
4(m)        Financial Statements - Charcoal Service
4(n)        Properties and Assets
4(o)        Leases - Charcoal Service
4(q)        Intellectual Property - Charcoal Service
4(r)        Material Contracts - Charcoal Service
4(t)        Litigation - Charcoal Service
4(u)        Taxes - Charcoal Service
4(v)        Employment Contracts - Charcoal Service
4(w)        Personnel at Closing
4(z)        Employee Benefit Plans
7(a)(iii)   Description of Real Estate Contributed To Charcoal Service By
            Sellers
7(a)(vi) Employment Contracts - Buyer 7(a)(viii) Form of Sellers' Closing Certificate 7(a)(ix) Form of Legal Opinion - Sellers 7(b)(iii) Form of BuyerAEs Closing Certificate 7(b)(ix) Form of Legal Opinion - Buyer

                     STOCK PURCHASE AGREEMENT


THIS STOCK PURCHASE AGREEMENT ("Agreement") is executed as of this _____ day of March, 1996 by and among FLANDERS CORPORATION, a North Carolina corporation ("Buyer" or "Flanders"), and THE SHAREHOLDERS OF CHARCOAL SERVICE CORPORATION, a North Carolina corporation ("Charcoal Service"), all of whom are identified on Exhibit A (the "Sellers").

WHEREAS, Buyer is a publicly-held North Carolina corporation which is in the business of, among other things, designing, manufacturing and selling high performance filter systems; and

WHEREAS, Charcoal Service is a privately-held North Carolina corporation which is in the business of designing, manufacturing and selling filtration products; and

WHEREAS, the parties intend by this Agreement to provide for the acquisition by Buyer of all the issued and outstanding capital stock of Charcoal Service, in exchange for four million four hundred thirty-five thousand six hundred ninety dollars ($4,435,690) and 100,000 shares of common stock of Flanders (the "Flanders Shares"), pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, it is agreed as follows:

1.  Purchase of Charcoal Service Shares

        (a) Purchase.

        Subject to the terms and conditions contained herein, Buyer agrees to purchase from each Seller, and each Seller agrees to sell to Buyer, for the consideration set forth below, the number of shares of common stock of Charcoal Service (the "Charcoal Service Shares") listed beside such Sellers' name in Exhibit A hereto.

        (b) Cash Payment.

        In consideration for the Charcoal Service Shares, Buyer shall pay to Sellers at Closing the amount of four-million four-hundred-thirty-fivethousand six-hundred ninety dollars ($4,435,690) (hereinafter referred to as the "Cash Payment".

        (c) Payment of Expenses.

        Flanders will pay up to $41,000 of the accounting fees incurred in connection with the audit of Charcoal Service by McGladery & Pullen, LLP, and will pay up to $10,000 of any legal fees incurred by Sellers in connection with the transactions contemplated by this Agreement. Sellers agree to pay any and all fees in excess of the foregoing amounts.

        (d) Escrow of Flanders Shares After Closing.

        In addition to the Cash Payment, Buyer shall place the Flanders Shares into escrow prior to Closing. The Flanders Shares shall be held in escrow and released over a five year period if certain performance objectives are met by Charcoal Service, as set forth in the Escrow Agreement attached as Exhibit B ("Flanders Shares Escrow Agreement"). William C. Gibbs shall act as Escrow Agent under such agreement.

        (e) Put Option.

        If at any time during the two year period from the date hereof, the average of the bid and ask price of the common stock of Flanders is less than $4.00 per share, the Sellers shall have the right to cause the Company to re-purchase the Flanders Shares held by them pursuant to the Put Agreement attached as Exhibit C. 2. Delivery.

        (a)Delivery of Flanders Shares, Charcoal Service Shares And The Cash Payment.

        Prior to Closing  (i) each Seller  shall  deliver to William C. Gibbs as
Escrow Agent ("Closing Escrow Agent") pursuant to the terms of the Closing Escrow Agreement attached hereto as Exhibit D ("Closing Escrow Agreement"), certificates evidencing the Charcoal Service Shares owned by Sellers immediately prior to Closing, endorsed in blank, together with necessary stock powers and otherwise in proper form for transfer, and (ii) Buyer shall deliver to the Closing Escrow Agent certificates representing the Flanders Shares, registered in the name of Sellers as set forth on Exhibit A. Buyer shall not be obligated to purchase any of the Charcoal Service Shares unless ALL such shares are delivered to the Closing Escrow Agent. At Closing, Buyer shall deliver to Sellers the amount of four-million four-hundred-thirty-five-thousand six-hundred ninety dollars ($4,435,690) in the form of a cashiers check or by wire transfer to the bank accounts of the Sellers, as the Sellers shall direct.


        (b)     Release at Closing.

        At Closing, the Closing Escrow Agent shall release the Charcoal Service Shares to Buyer and shall hold the Flanders Shares pursuant to the provisions of the Flanders Shares Escrow Agreement.

        (c)     Liabilities.

        Buyer shall not assume any state or federal tax liability of any Charcoal Service Shareholder. All shareholder notes payable or other amounts owed by Charcoal Service to any of the Sellers shall be canceled prior to or at Closing.

3. Representations and Warranties of the Sellers.

        To induce Buyer to enter into this Agreement, each Seller individually represents and warrants to Buyer that the following statements are true, correct and complete as of the date hereof:

        (a)     Ownership of Charcoal Service Shares.

        Such Seller owns, beneficially and of record, the number of Charcoal Service Shares shown beside his name in Exhibit A hereto, free and clear of any lien, security interest, pledge, claim, demand or encumbrance or restriction of any kind or character whatsoever, and the Charcoal Service Shares represent all of the issued and outstanding shares of capital stock and equity securities of Charcoal Service. All such Charcoal Service Shares are duly authorized, validly issued, fully paid and nonassessable and have, in the hands of such Seller, and will have in the hands of Buyer, all the rights, privileges and preferences ordinarily accorded to owners of the common stock of Charcoal Service.

        (b)     Authority.

        Such Seller now has and will have, at the Closing, full power, authority and legal right to sell his Charcoal Service Shares to Buyer pursuant to this Agreement. This Agreement has been duly and validly authorized, executed and delivered by, and is the valid and binding obligation of, such Seller, subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, arrangement, preference, fraudulent conveyance or other similar laws and regulations now or hereafter in effect relating to or limiting creditors' rights generally or the enforcement of specific rights provided for in agreements, (ii) general principles of equity and/or the discretion of the court governing or limiting the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (iii) the application of principles of public policy underlying any such laws and regulations.

        (c)     Compliance with Law.

        The consummation of the transactions contemplated hereby will be in compliance with all applicable laws, rules, regulations and requirements of all Federal, state and local governmental authorities without the necessity for any license or permit or other action or permission in the nature thereof, or any registration with, or consent of, any such governmental authority.

        (d)     No Litigation.

        There are no suits or proceedings at law or in equity, or before or by any governmental agency or arbitrator, pending, or to the knowledge of such Seller, threatened, anticipated or contemplated, which in any way affect the consummation of the transactions contemplated hereby or, if valid, would constitute or result in a breach of any representation, warranty or agreement of such Seller set forth herein.

        (e)     Solvency.

        Such Seller is not bankrupt or insolvent and has not assigned his estate for the benefit of creditors, entered into any arrangement with creditors, and does not have any present intention to file a petition in bankruptcy, assign its estate for the benefit of creditors, or enter into any arrangement with creditors. Such Seller has no knowledge of any basis for the filing by any other person of an involuntary petition in bankruptcy with respect to him or Charcoal Service.

        (f)     Securities Laws of Compliance.

                Such Seller:

                (i) has been represented by such legal and tax counsel and others, each of whom has been personally selected by such Seller, as such Seller has found necessary to consult concerning this transaction, and such representation has included an examination of applicable documents, and an analysis of all tax, financial, and securities law aspects. Such Seller, his/her counsel and advisors, and such other persons with whom such Seller has found it necessary to consult, have sufficient knowledge and experience in business and financial matters to evaluate the above information, and the merits and risks of the transactions contemplated by this Agreement, and to make an informed investment decision with respect thereto;

                (ii) Buyer has made available to such Seller, his/her counsel and advisors, prior to the date hereof, the opportunity to ask questions of, and to receive answers from, Buyer and its representatives, concerning the terms and conditions of the acquisition of the Flanders Shares and access to obtain any information, documents, financial statements, records and books (A) relative to Buyer, the business and an investment in Buyer, and (B) necessary to verify the accuracy of any information furnished to each Seller. All materials and information requested by such Seller, his/her counsel and advisors, or others representing such Seller, including any information requested to verify any information furnished to such Seller, have been made available and examined.

                (iii) Such Seller is acquiring the Flanders Shares for his own account and not as a fiduciary for any other person and for investment purposes only and not with a view to or for the transfer, assignment, resale, or distribution thereof, in whole or in part. Such Seller understands the meaning and legal consequences of the foregoing representations and warranties. Such Seller is not an "underwriter" of the securities, as that term is defined in
Section 2(11) of the Securities Act of 1933 ("Securities Act"), and such Seller will not take or cause to be taken any action that would cause such Seller or Buyer to be deemed an "underwriter" of the securities.

                (iv) Such Seller understands that the Flanders Shares have not been registered under the Securities Act nor pursuant to the provisions of the securities or other laws of any applicable jurisdictions. Such Seller further understands that the Flanders Shares cannot be sold, assigned, pledged, transformed or otherwise disposed of unless such shares are registered or an exemption from registration is available, and that the Flanders Shares will bear a restrictive legend to that effect.

        (g)     No Material Misstatements.

        To Seller's knowledge, such Seller has not made any material misstatement of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading every representation, warranty and agreement set forth herein.

4.      Representations and Warranties Concerning Charcoal Service.

        To further induce Buyer to enter into this Agreement, the Sellers represent and warrant to Buyer that the following statements concerning the affairs of Charcoal Service are true, correct and complete as of the date hereof:

        (a)     Organization, Standing and Qualification.

        Charcoal Service is duly organized, validly existing and in good standing under the laws of the State of North Carolina and is authorized and qualified to own and operate its properties and assets and conduct its business in all jurisdictions where such properties and assets are owned and operated and such business conducted. Charcoal Service has duly filed any and all certificates and reports required to be filed to date by the laws of North Carolina and any other applicable law. Charcoal Service has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially adversely affect the business, properties, prospects, or its financial condition. Charcoal Service is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

        (b)     Capitalization.

        As of the date of Closing, the authorized capital stock of Charcoal Service consists of 100,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding, as set forth in the attached Exhibit A. All of the outstanding shares of common stock of Charcoal Service were duly authorized and validly issued and are fully paid and nonassessable. Charcoal Service has no treasury shares. There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other rights, agreements or arrangements of any character or nature whatever relating to the issuance of common stock or other securities of Charcoal Service. No holder of any security of Charcoal Service is entitled to any preemptive or similar rights to purchase any securities of Charcoal Service.

        (c)     Subsidiaries.

        The Company has no subsidiaries and no other investment in any entity. The Company is not a participant in any joint venture, partnership or other similar arrangement.

        (d)     Stock Transfer Books.

        The stock transfer books and stock ledgers of Charcoal Service are in good order, complete, accurate and up to date, and with all necessary signatures, and set forth all stock and securities issued, transferred and surrendered. No duplicate certificate has been issued at any time heretofore. No transfer has been made without surrender of the proper certificate duly endorsed. All certificates so surrendered have been duly canceled and are attached to the proper stubs with all necessary stock powers attached thereto.

        (e)     Corporate Records.

        The minute books and other corporate record books of Charcoal Service are in good order, complete, accurate, up to date, with all necessary signatures and set forth all meetings and actions taken by the stockholders and directors, including all actions set forth in all certificates of votes of stockholders or directors furnished to anyone at any time. The copies of Charcoal Service's Articles of Incorporation and Bylaws which have been delivered to Buyer are complete and correct, as amended, to the date of execution of this Agreement.

        (f)     No Defaults.

        Except as set forth in Schedule 4(f) hereto, Charcoal Service is not in default under or in violation of any provisions of its Articles of Incorporation or Bylaws or any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability relating to Charcoal Service's business, .

        (g)     No Conflict.

        Except as set forth in Schedule 4(g) hereto, neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of Charcoal Service, any law, rule, regulation, judgment, decree, order or other such requirement, or under any material restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other material obligation or liability to which Charcoal Service is a party or by which it is bound, or to which any of its assets are subject, or result in the creation of any lien or encumbrance upon such assets.

        (h)     Consents and Approvals.

        Except as set forth in Schedule 4(h), the execution, delivery and performance of this Agreement by Sellers and the consummation of the transactions contemplated hereby do not require Charcoal Service or Sellers to obtain any consent, approval or action of, or make any filing with or give notice to any corporation, person or firm or any public, governmental or judicial authority except: (i) such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof, (ii) those which the failure to obtain or make would have no material adverse effect on the transactions contemplated hereby or on Charcoal Service's business or financial condition, and (iii) any filings required under the Securities Act, or any applicable state securities laws.

        (i)     Related-Party Transactions.

        Except as set forth in Schedule 4(i), no employee, officer, or director of Charcoal Service or member of his or her immediate family is indebted to Charcoal Service, nor is Charcoal Service indebted (or committed to make loans or extend or guarantee credit) to any of such individuals. To the best of the Sellers' knowledge, none of such individuals has any direct or indirect ownership interest in any firm or corporation with which Charcoal Service is affiliated or with which Charcoal Service has a business relationship, or any firm or corporation that competes with Charcoal Service, except that employees, officers, or directors of Charcoal Service and members of their immediate families may own stock in publicly traded companies that may compete with Charcoal Service. No member of the immediate family of any officer or director of Charcoal Service is directly or indirectly interested in any material contract with Charcoal Service.

        (j)     Safety Laws.

        Charcoal Service is not in material violation of any applicable statute, law or regulation relating to occupational health and safety (including, but not limited to OSHA and any similar state laws), and to the best of Sellers' knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

        (k)     Environmental Compliance.

                (i)     Definitions. As used in this Agreement:

                        (A)     "Environmental Law" means any federal, state
or local law, statute, ordinance, or regulation pertaining to health, industrial hygiene, or environmental conditions, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (0)(0) 9601, et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (0)(0) 6901, et seq.; the Toxic Substances Control Act of 1976, 15 U.S.C. (0)(0) 2601, et seq.; the Superfund Amendments and Reauthorization Act of 1986, Title III, 42 U.S.C. (0)(0) 11001, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. (0)(0) 1801, et seq.; the Clean Air Act, 42 U.S.C.
(0)(0) 7401, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. (0)(0) 1251, et seq.; the Safe Drinking Water Act, 42 U.S.C. (0)(0) 300f, et seq.; the Solid Waste Disposal Act, 42 U.S.C. (0)(0) 3251, et seq.; and any other federal, state or local law, statute, ordinance, or regulation now in effect or hereafter enacted which pertains to health, industrial hygiene, or the regulation or protection of the environment, including, without limitation, ambient air, soil, groundwater, surface water, and/or land use.

                        (B) "Hazardous Substance" means any material, waste, substance, pollutant, or contaminant which may or could pose a risk of injury or threat to health of the environment, including, without limitation:

                                (1)  Those   substances   included   within  the
definitions of "hazardous substance", "hazardous waste", "hazardous material", "toxic substance", "solid waste", or "pollutant or contaminant" in, or otherwise regulated by any Environmental Law;

                                (2)     Those substances listed in the United
States Department of Transportation Hazardous Materials Table (49 CFR 172.101, including appendices and amendments thereto), or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

                                (3)     Such other substances, materials, or
wastes which are or become regulated or classified as hazardous or toxic under federal, state, or local laws or regulations; and

                                (4)     Any material, waste, or substance
which is (i) petroleum or refined petroleum products; (ii) asbestos in any form;
(iii) polychlorinated biphenyls; (iv) flammable explosives; (v) radioactive materials; or (vi) radon.

                Any reference in this paragraph to statutory or regulatory sections shall be deemed to include any amendments thereto and any successor sections.

                (ii)    Environmental Representations.

                        (A)     Except as listed on Schedule 4(k), all
property owned, leased or occupied by Charcoal Service (the "Property") is free from, and to Sellers' knowledge, has always been free from, Hazardous Substances, and is not now, and to Sellers' knowledge, has never been in violation of any Environmental Law. Except to the storage and use of carbon in connection with the manufacturing of filters, Charcoal Service has not caused or allowed the use, generation, manufacture, production, treatment, storage, release, discharge, or disposal of any Hazardous Substances on, under, or about the Property, and has not caused or allowed the transportation to or from the Property of any Hazardous Substance except in compliance with applicable environmental laws.

                        (B) There are not now, and to Sellers' knowledge, have never been, any buried or partially buried storage tanks located on the Property.

                        (C) Charcoal Service has received no warning, notice of violation, administrative complaint, judicial complaint, or other formal or informal notice alleging that conditions on the Property or adjacent property are or have been in violation of any Environmental Law, or informing Seller that the Property is subject to investigation or inquiry regarding the presence of Hazardous Substances on or about the Property or the potential violation of any Environmental Law.

                        (D) Charcoal Service is not aware of any facts or circumstances which could give rise to a violation of any Environmental
Law.

                        (E) No environmental lien in favor of any governmental entity has attached to any of the Property.

                (iii) Archeological Matters. There are no historical or archeological materials or artifacts of any kind or any Indian ruins of any kind located on the Property.

                (iv) Endangered Species Act. No part of the Property is "critical habitat" as defined in the Federal Endangered Species Act, 16 U.S.C. (0)(0)1531 et seq., as amended, or in regulations promulgated thereunder, nor are any "endangered species" or "threatened species" located on the Property, as defined therein.

                (v) Remedial Work. If, as a result of acts or circumstances occurring or existing prior to the Closing, any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") is necessary under any Environmental Law or any judicial or consent order, or by any governmental or non-governmental entity or person because of, or in connection with, the violation or possible violation of any Environmental Law, or the presence, suspected presence, release, or suspected release of a Hazardous Substance in or into the air, soil, groundwater, or surface water at, on, about, under or within the Property (or any portion thereof), other than in compliance with applicable law, Seller will promptly commence, or cause to be commenced, and thereafter diligently prosecute to completion, all such Remedial Work unless Buyer elects to perform the Remedial Work itself. All Remedial Work will be performed by one or more contractors and/or consulting engineers, approved in advance in writing by Buyer and under the supervision of one or more consulting engineers approved in advance in writing by Buyer. All costs and expenses of such Remedial Work, whether undertaken by Buyer or Seller, will be paid by Seller including, without limitation, the charges of such contractors and the consulting engineers, and Buyer's reasonable fees and costs, including attorneys fees incurred in connection with monitoring or review of such Remedial Work. Unless Buyer has elected to perform the Remedial Work, if Seller fails to timely commence, or cause to be commenced, or fails to diligently prosecute to completion, such Remedial Work, Buyer may, but will not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall be paid by Seller. In connection with any claim by Buyer for Remedial Work to be done under this paragraph, or for any reimbursement for work so done by Buyer, Buyer must demonstrate by a preponderance of evidence that the act or circumstance requiring such Remedial Work occurred prior to Closing.

                (vi) Environmental Indemnity. In addition to the indemnity contained in paragraph 8 hereof, each Seller, jointly and severally, will indemnify and hold harmless Buyer for, from, and against any and all damages, losses, claims, deficiencies, liabilities, costs and expenses, including attorneys fees (collectively "Claims") directly or indirectly arising out of or attributable to:

                        (A) Any of the following, to the extent occurring prior to the Closing or occurring after the Closing, if such occurrence is a result of acts or circumstances occurring or existing prior to the Closing; provided that Buyer can demonstrate by a preponderance of evidence that the following occurred prior to Closing or as a result of acts or circumstances existing prior to Closing:

                                (1)     The use, generation, manufacture,
production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Substance on, under, or about the Property;

                                (2)     The violation of any Environmental Law;

                                (3)     Any claim, inquiry, investigation, or
proceeding relating to environmental conditions on or about the Property;
or

                                (4)     Any other environmental contamination
of the Property or adjacent property;

                        (B)     Any breach of the representations and
warranties set forth in this paragraph 4 (to the extent not otherwise included in clauses (1) through (4) of this Section 4(k)(vi)); or

                        (C)     Any Remedial Work.

        This indemnification obligation includes, without limitation (i) all consequential damages; and (ii) the costs of any required or necessary investigation, analyses, repair, cleanup, detoxification, testing or monitoring of the Property and the preparation and implementation of any closure, remedial, or other required plans. This indemnity shall survive the Closing or the cancellation of this Agreement and shall continue thereafter so long as Buyer is subject to any possible claim or threatened, pending, or completed action, suit or proceeding, whether civil, criminal, or investigative, regarding the health, industrial hygiene, or environmental conditions on, under, or about the Property and included within the coverage of this Section 4(k)(vi).

        (l)     Compliance With Law.

        To the best of Sellers' knowledge, neither Charcoal Service nor any of its directors, officers, fiduciaries, agents or employees, is in violation of any applicable law, rule, regulation or requirement of any governmental authority in any way relating to Charcoal Service's business.

        (m)     Financial Statements.

        The Financial Statements of Charcoal Service for the periods ending February 29, 1996, attached hereto as Schedule 4(m), are correct and complete and present fairly in all material respects the financial condition of Charcoal Service as of the dates described therein, and have been prepared in accordance with Generally Accepted Accounting Principles consistently applied. The books and records of the Company are complete in all material respects and are in an auditable condition such that a complete audit of Charcoal Service can be performed as of the Closing without unreasonable cost or expense.

        (n)     Properties and Assets.

        The properties and assets presently owned by Charcoal Service and shown on its books include all properties and assets of every kind, class and description, real and personal, tangible and intangible, known and unknown, used in the business of Charcoal Service and necessary to the conduct of its business as presently conducted. Except as set forth in Schedule 4(n), Charcoal Service has good and indefeasible title to and possession of all such known properties and assets, free and clear of all liens, claims, security interests, encumbrances, restrictions and rights, title and interests in others, and there are no existing agreements, options or commitments or rights with, to or in any third party to acquire any of the properties or assets of Charcoal Service or any interest therein, except for those entered into in the ordinary course of business and not materially adversely affecting the properties, assets or rights of Charcoal Service. The assets of Charcoal Service on the Closing date shall include all of the assets described hereinabove or otherwise reflected on the Financial Statements, adjusted only for inventory and other assets acquired or disposed of in the ordinary course of business after February 29, 1996, and before the Closing Date.

        (o)     Equipment Leases.

        Charcoal Service enjoys exclusive, peaceful and undisturbed possession under all leases to which it is a party. All such leases are identified on the attached Schedule 4(o), and are, to Sellers' knowledge, valid and enforceable in accordance with their terms, and Sellers have no knowledge that any party thereto is in default thereunder.

        (p)     Inventory.

        The inventory, as reflected on the latest Financial Statements and as in existence at the Closing, was acquired and has been maintained in the ordinary course of the business practices of Charcoal Service, and is valued at reasonable amounts based on the ordinary course of business. None of such inventory is obsolete, unusable, damaged, or unsalable in the ordinary course of business, except to the extent reflected on said Financial Statements.

        (q)     Intellectual Property.

        To Sellers' best knowledge, Charcoal Service owns or has acquired by license or otherwise all copyrights, rights of reproduction, trademarks, trade names, trademark applications, service marks, patent applications, patents, and patent license rights, all whether registered or unregistered as set forth on
Schedule 4(q). To Sellers' knowledge, Charcoal Service has full rights of use for all unregistered trademarks and service marks and does not infringe on any third party rights, and Charcoal Service owns or has acquired by license or otherwise all U.S. or foreign, inventions, franchises, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, designs, drawings, products, projects, improvements, developments, know-how, and trade secrets which are used in or necessary for the conduct of its business (collectively the "Proprietary Rights"), without conflict or infringement in any material respect of any patent, copyright, trade secret or other lawful proprietary right of any other party, and subject to no restriction, lien, encumbrance, right, title or interest in others. All of the foregoing proprietary rights that are not in the public domain stand solely in the name of Charcoal Service and not in the name of any stockholder, director, officer, agent, partner or employee or anyone else known to Sellers, and none of the same have any right, title, interest, restriction, lien or encumbrance therein or thereon or thereto. An accurate summary of all licenses pertaining to the foregoing is included in Schedule 4(q). Full and complete copies of said licenses have been heretofore delivered to Buyer. To the best knowledge of the Sellers, Charcoal Service's ownership and use of the proprietary rights do not and will not infringe upon, conflict with or violate in any material respect any patent, copyright, trade secret or other lawful proprietary right of any other party, and no claim is pending or, to the best knowledge of the Sellers or Charcoal Service, threatened to the effect that the operations of Charcoal Service infringe upon or conflict with the asserted rights of any other person under any proprietary right, and there is no reasonable basis for any such claim (whether or not pending or threatened). No claim is pending or, to the best of Sellers' knowledge, threatened to the effect that any such proprietary rights owned or licensed by Charcoal Service, or which Charcoal Service otherwise has the right to use, is invalid or unenforceable by Charcoal Service, and, to the best of Sellers' knowledge, there is no reasonable basis for any such claim (whether or not pending or threatened). Charcoal Service has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of Charcoal Service. To the best of Sellers' knowledge, all patents, copyrights, trademarks, service marks and federal, state and foreign registrations thereof, are valid and in full force and effect and are not subject to any taxes, maintenance fees, or actions falling due within 90 days after the date hereof.

        (r)     Material Contracts.

        Charcoal Service does not have any material obligation, contract, agreement, lease, sublease, commitment or understanding of any kind, nature or description, oral or written, fixed or contingent, due or to become due, existing or inchoate, other than as disclosed on Schedule 4(r) or consisting of customer purchase orders or service contracts, all of which are either reflected in the Financial Statements for the periods such were in effect, or which impose upon Charcoal Service a liability of less than $25,000 individually or $100,000 in the aggregate.

        (s)     No Undisclosed Liabilities.
        There are no material liabilities or obligations of Charcoal Service, including, without limitation, contingent liabilities for the performance of any obligation, except for (i) liabilities or obligations which are disclosed or fully provided for in Charcoal Service's Financial Statements, (ii) liabilities or obligations disclosed in this Agreement or in any exhibit or schedule to this Agreement, and (iii) liabilities not in excess of $25,000 individually or $100,000 in the aggregate.

        (t)     Litigation.

        There are no suits or proceedings at law or in equity, or before or by any governmental agency or arbitrator, pending, or to the knowledge of the Sellers, threatened, anticipated or contemplated, which, if decided against Charcoal Service, would have a material adverse effect on its business or financial condition, and there are no unsatisfied or outstanding judgments, orders, decrees or stipulations which in any way affect Charcoal Service or its properties or assets or to which it is or may become a party, except as set forth in Schedule 4(t) hereto. There are no claims against Charcoal Service pending, or to the knowledge of Sellers threatened, anticipated, or contemplated which, if valid, would constitute or result in a breach of any representation, warranty or agreement set forth herein.

        (u)     Taxes.

        Except as disclosed in Schedule 4(u) hereto, (i) Charcoal Service has duly filed all federal, state, local and other tax returns and reports required to be filed by Charcoal Service on or prior to the date hereof with respect to all taxes withheld by or imposed upon Charcoal Service; (ii) all such returns or reports reflect in all material respects the liability for such taxes of Charcoal Service as computed therein for the periods indicated, and all taxes shown on such returns or reports and all assessments received by Charcoal Service have been paid, or fully reserved for, to the extent that such taxes have become due; (iii) there are no waivers or agreements by Charcoal Service for the extension of time for the assessment of such taxes; and (iv) there are no material questions of taxation which are, as at the date hereof, the subject of dispute with any taxing authority. With respect to any period through the date hereof for which tax returns have not yet been filed, or for which taxes are not yet due or owing, Charcoal Service has made adequate reserves, determined in accordance with Generally Accepted Accounting Principles, for all liabilities for taxes as set forth in its financial statements. Charcoal Service is not presently the subject of any tax audit by any taxing authority.

        (v)     Employment Contracts.

        Other than those  employment  contracts or other agreements set forth on
Schedule 4(v), Charcoal Service has no written contracts of employment with any of its shareholders, employees or sales representatives, and no verbal contracts of employment which cannot be terminated without default by Charcoal Service on thirty (30) days notice.

        (w)     Charcoal Service Personnel Matters.

        As of the date of Closing, the employees of Charcoal Service shall only include the individuals as set forth on Schedule 4(w). With the exception of vacation accrued since the end of Charcoal Service' 1995 fiscal year, all accrued vacation of such employees has been taken or payment made with respect thereto prior to Closing and, as of the date of Closing, no employee of Charcoal Service has any accrued vacation. Any and all severance benefits owed to terminated employees has been paid in full by Charcoal Service prior to Closing.

        (x)     Employee Restrictions.

        To the knowledge of Sellers, no employee of Charcoal Service is subject to any secrecy or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Charcoal Service.

        (y)     Labor Matters.

        Charcoal Service is not party to nor subject to any collective bargaining agreement, nor is any union organizing action or certification vote pending or threatened.

        (z)     Employee Benefit Plans.

                (i) Identification. Schedule 4(z) contains a complete and accurate list of all employee benefit plans (the "Employee Benefit Plans") (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (A) sponsored by Charcoal Service (B) to which Charcoal Service contributes on behalf of its employees, (C) with respect to which Charcoal Service participates on behalf of its employees or (D) previously sponsored or contributed to by Charcoal Service on behalf of its employees within the three years preceding the date hereof. Each of the Employee Benefit Plans can be terminated or amended at will by Charcoal Service, with no unfunded liability to Charcoal Service. No unwritten amendment exists with respect to any Employee Benefit Plan.

                (ii) Compliance. Each Employee Benefit Plan has been administered and maintained in compliance with all Laws. No Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any Governmental Authority. No prohibited transactions (within the meaning of Section 4975 of the Code) have occurred with respect to any Employee Benefit Plan. No pending or, to the knowledge of Sellers, threatened claims, suits or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

                (iii) Qualification. A favorable determination letter or ruling has been received from the Internal Revenue Service as to the current qualified status of each prototype Employee Benefit Plan intended to be qualified within the meaning of Section 401(a) of the Code and/or tax-exempt within the meaning of Section 501(a) of the Code. No proceedings exist or, to Seller's knowledge, have been threatened against Charcoal Service that would result in the revocation of any such favorable determination letter or ruling.

               (iv) Funding Status. No accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code), whether waived or unwaived, exists with respect to any Employee Benefit Plan. With respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal to the liabilities that result if all employees were fully vested and terminated employment and the plan is terminated as of the Closing Date. With respect to each Employee benefit Plan described in Section 501(c)(9) of the Code, the assets of such plan are at least equal in value to the present value of accrued benefits under such plan as of the date hereof.

                (v) Multi-employer Plans. Charcoal Service has never been obligated to contribute to a Multi employer plan within the meaning of
Section 3(37) of ERISA.

                (vi) PBGC. No facts or circumstances exist that would result in the imposition of liability against Buyer by the Pension Benefit Guaranty Corporation as a result of any act or omission by Charcoal Service. No reportable event (within the meaning of Section 4043 of ERISA) for which the notice requirement has not been waived has occurred with respect to any Employee Benefit Plan subject to the requirements of Title IV of ERISA.

                (vii) Retirees. Charcoal Service does not have, except as may be required by law, any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired from employment with Charcoal Service, including those receiving disability benefits.

        (aa)    No Adverse Change.

        Since February 29, 1996, there has not been:

                (i) any material adverse change in the properties, assets, business, affairs, material contracts or prospects of Charcoal Service and, to the knowledge of Sellers, no such changes currently are threatened, anticipated or contemplated;

                (ii) any actual or, to the  knowledge  of  Sellers,  threatened, anticipated or contemplated damage, destruction, loss, conversion, termination, cancellation, default or taking by eminent domain or other action by governmental authority, which has affected or may hereafter affect the properties,  assets,  business,  affairs,  contracts  or  prospects  of Charcoal
Service;

                (iii) any material and adverse dispute pending or, to the knowledge of the Sellers, threatened, anticipated or contemplated, of any kind with any customer, supplier, source of financing, employee, landlord, subtenant or licensee of Charcoal Service, or any pending or, to the knowledge of Sellers, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description which is reasonably likely to result in any material reduction in the amount, or any change in the terms or conditions, of business with any substantial customer, supplier or source of financing;

                (iv) any pending or, to the knowledge of Sellers, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description peculiar to the business of Charcoal Service and materially and adversely affecting its properties, assets, business, affairs or prospects; or

                (v) any material reduction of capital, or any redemption of stock or dividend or distribution by Charcoal Service.

        (bb)    Discrimination.

        Charcoal Service has not received any written claim of any unfair labor practice or illegal discrimination on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices. To the best knowledge of Sellers, Charcoal Service has not engaged in any unfair labor practice or illegal discrimination on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices.

        (cc)    Disputes and Charges.

        There are no existing or, to the best knowledge of Sellers, threatened disputes, grievances, harassment charges, controversies or other employment or labor troubles affecting Charcoal Service.

        (dd)    Accuracy of Information Furnished.

        Sellers have not made any material misstatement of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading the representations, warranties and agreements set forth herein, or in any Exhibit hereto or certificate or other document furnished in connection herewith.

5.      Representations, Warranties and Agreements of Buyer.

        Buyer represents and warrants to and agrees with the Sellers that:
        (a)     Organization, Standing and Qualification.

        Buyer is duly organized and validly existing and in good standing under the laws of the State of North Carolina, and is authorized and qualified to own and operate its properties and assets and conduct its business in all jurisdictions where such properties and assets are owned and operated and such business conducted.

        (b)     Authority.

        Buyer has full right, power and authority to execute, deliver and perform the terms of this Agreement. This Agreement has been duly authorized by Buyer and constitutes a binding obligation of Buyer, enforceable in accordance with its terms.

        (c)     Compliance with Law.

        Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will conflict with or result in a breach of or constitute a default under any provision of Buyer's Articles of Incorporation or Bylaws, any law, rule, regulation, judgment, decree, order or other such requirement, or any material restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other material obligation or liability to which it is a party or by which it is bound, or to which its assets are subject.

        (d)     Shares Purchased for Investment.

        Buyer is acquiring the Charcoal Service Shares for its own account for investment purposes and not with a view to or in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended.

        (e)     Flanders' Shares.

        The Flanders Shares distributed to Sellers will be duly authorized, validly issued, fully paid and non-assessable, will not have been issued in violation of the preemptive rights of any Flanders shareholder, will be identical to all other shares of Flanders' common stock, and, in the hands of Sellers, will have all the rights, privileges and preferences accorded to all other holders of shares of Flanders common stock.

        (f)     Cash Payment.

        Buyer currently has or has immediate access to sufficient funds with which to pay the Cash Payment.

        (g)     Employment Contracts and Options.

        Buyer has full right, power and authority to execute and deliver, and to perform its obligations under, each of the employment contracts attached as
Schedule 7(a)(vi) hereto (the "Employment Contracts") and the option agreements attached as an exhibit thereto (the "Option Agreements"). Each of the Employment Contracts and the Option Agreements has been duly authorized by Buyer and, upon its execution thereof, will constitute a valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, arrangement, preference, fraudulent conveyance or other similar laws and regulations now or hereafter in effect relating to or limiting creditors' rights generally or the enforcement of specific rights provided for in agreements, (ii) general principles of equity and/or the discretion of the court governing or limiting the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (iii) the application of principles of public policy underlying any such laws and regulations.

        (h)     Consents and Approvals.

        The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby do not require Buyer to obtain any consent, approval or action of, or make any filing with or give notice to any corporation, person or firm or any public, governmental or judicial authority except: (i) such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof, or (ii) those which the failure to obtain or make would not have a material adverse effect on the transactions contemplated hereby or on Buyer's business.

        (i)     Location of Business.

        It is Buyer's current intention that, for a period of at least two years following the Closing, Charcoal Service remain a separate subsidiary corporation of Buyer and that the business and operations of Charcoal Service continue to be conducted at its present location in Bath, North Carolina. Buyer has no present intention to move the operations of Charcoal Service to any other location.

6.      The Closing.

        The closing of the purchase and sale of the Shares shall take place at the offices of Buyer on or before __________________, 1996, or at such other time or place as shall be fixed by the mutual consent of the parties. Said date of conveyance is herein called the "Closing".

7.      Conditions of Buyer's and Sellers' Performance.

        (a)     Buyer's Conditions.

        The obligation of Buyer to consummate this Agreement is subject to the satisfaction at the Closing, or waiver by Buyer in writing, of each of the following conditions:

                (i)     All the Sellers shall have executed this Agreement;

                (ii) All Sellers shall have canceled any notes payable from Charcoal Service to the Sellers, and Buyer shall be furnished with written evidence thereof;

                (iii) Sellers shall have conveyed to Charcoal Service the Real Property;

                (iv) A Phase II Environmental Survey shall have been completed on the Real Property, showing no liabilities for Remedial work (or otherwise) in excess of $50,000;

                (v) Sellers shall have assigned all patents pertaining to the business of Charcoal Service to Charcoal Service;

                (vi) Buyer shall have received executed Employment Contracts in substantially the form set forth in Schedule 7(a)(vi) from Jim Edwards and John Cherry;

                (vii) At the Closing date, no governmental agency or body, or other person or entity, shall have instituted or threatened any action to restrain or prohibit any of the transactions contemplated by this Agreement.

                (viii) The representations and warranties of the Sellers contained in this Agreement or in any certificate or document delivered to Buyer pursuant hereto shall be deemed to have been made again at the Closing and shall then be true in all material respects; Sellers shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing; Sellers shall not be in default under any of the provisions of this Agreement; and Buyer shall have been furnished with one or more closing certificates of Sellers dated as of the Closing date, in substantially the form of Schedule 7(a)(viii) certifying (A) to the fulfillment of the foregoing conditions and the due performance of such covenants and agreements, (B) that no material change has occurred in Charcoal Service' Financial Statements since February 29, 1996,
(C) that the representations and warranties set forth in this Agreement are true and correct as of Closing, and (D) that neither Charcoal Service nor any of the Sellers is a party to any litigation or has knowledge of any claim, brought or threatened, seeking to recover damages from Charcoal Service or to prevent Charcoal Service or Sellers from continuing to use Charcoal Service assets or to conduct business in the manner as the same were used or conducted prior thereto, and which litigation or claim is likely to result in any judgment, order, decree or settlement which will materially and adversely affect the financial condition or business of Charcoal Service;

                (ix) Buyer shall have received a legal opinion of counsel to Sellers in the form set forth in Schedule 7(a)(ix), dated as of the Closing date;

                (x) Buyer shall have received the resignations of such directors and officers of Charcoal Service (other than Sellers) as Buyer shall request;

                (xi) Buyer shall have received summaries of the accounts payable and accounts receivable of Charcoal Service, dated not later than five (5) days prior to Closing and not materially different from those dated February 29, 1996, except for changes occurring in the ordinary course of business of Charcoal Service;

                (xii) Sellers shall deliver to Buyer at Closing certificates of search of the Uniform Commercial Code for filings against Charcoal Service in form and substance satisfactory to Buyer. Such certificates shall show searches of filings with respect to Charcoal Service and all names under which Charcoal Service has conducted its business;

                (xiii) Buyer shall have received written evidence of any and all loan(s) of Charcoal Service which are outstanding;

                (xiv) Sellers shall have executed and delivered such other documents, instruments, certificates or agreements as shall be reasonably necessary to consummate this transaction;

                (xv) Sellers shall have delivered to the Closing Escrow Agent the Charcoal Service Shares;

                (xvi) All notes or other debts of Sellers to Charcoal Service shall be paid contemporaneously with the Closing;

                (xvii) All proceedings taken in connection with the transactions contemplated herein and all instruments and documents required in connection therewith or incident thereto shall be satisfactory in form to Snell & Wilmer, legal counsel for Buyer.

        (b)     Sellers' Conditions.

        The obligation of Sellers to consummate this Agreement is subject to the satisfaction at the Closing, or waiver by Sellers in writing, of each of the following conditions:

                (i) Buyer shall have executed employment contracts with Jim Edwards and John Cherry in substantially the form set forth in Schedule 7(b)(i);

                (ii) At the Closing date, no governmental agency or body, or other person or entity, shall have instituted or threatened any action to restrain or prohibit any of the transactions contemplated by this Agreement.

                (iii) Buyer shall not be in default under any of the provisions of this Agreement; and Sellers shall have been furnished with one or more closing certificates of Buyer dated as of the Closing date, in substantially the form of Schedule 7(b)(iii) certifying (A) to the fulfillment of the foregoing conditions and the due performance of such covenants and agreements, (B) that the representations and warranties set forth in this Agreement are true and correct as of Closing, and (C) that Buyer is not a party to any litigation and has no knowledge of any claim, brought or threatened, seeking to prevent Buyer from entering into this Agreement or consummating the transactions contemplated hereby;

                (iv) Buyer shall have delivered to Escrow Agent the Flanders Shares;

                (v) Sellers shall have paid, and received written evidence and acknowledgement of such payment of, all personal debt to Charcoal Service as specified in Section 7(a)(xvi);

                (vi) All proceedings taken in connection with the transactions contemplated herein and all instruments and documents required in connection therewith or incident thereto shall be satisfactory in form to Ward and Smith, P.A., legal counsel for Sellers;

                (vii) The representations and warranties of Buyer contained in this Agreement or in any closing certificate or document delivered to Sellers pursuant hereto shall be deemed to have been made again at the Closing and shall then be true in all material respects; Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

                (viii) Buyer shall have executed and delivered such other documents, instruments, certificates or agreements and shall have taken such other actions as, in the opinion of legal counsel to Sellers, shall be reasonably necessary to consummate this transaction; and

                (ix) Seller shall have received a legal opinion of counsel to Buyer in the form set forth in Schedule 7(b)(ix), dated as of the Closing.

8.      Indemnification.

        (a)     General Indemnification Obligation of Each Seller.

        From and after the Closing, Sellers will indemnify and hold harmless Buyer and its successors and assigns (an "Indemnified Buyer Party") against and in respect of:

                (i)  Damages.  Any  and  all  damages,   losses,   deficiencies,
liabilities, costs and expenses (collectively, "Damages") incurred or suffered by the Indemnified Party that result from, relate to or arise out of:

                        (A) Any and all liabilities and obligations of Charcoal Service of any nature whatsoever, in existence as of the Closing, except for those liabilities and obligations of Charcoal Service set forth in the Financial Statements or schedules to this Agreement or as shall have arisen or been incurred by Charcoal Service in the ordinary course of its business after February 29, 1996;

                        (B) Any and all actions, suits, claims or legal, administrative, arbitration, governmental or other proceedings or investigations against an Indemnified Buyer Party or Charcoal Service that relate to a Seller or Charcoal Service to the extent that the event giving rise thereto occurred prior to the Closing or which result from or arise out of any action or inaction prior to the Closing of any Seller, Charcoal Service, or any director, officer, employee, agent, representative or subcontractor of Charcoal Service, except for those set forth in the Financial Statements or schedules to this Agreement; or

                        (C) Any material misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Seller under this Agreement, or from any material misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Buyer pursuant hereto; and

                (ii) Actions. Any and all actions, suits, claims, proceedings, investigations, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) (collectively, "Actions") incident to any of the foregoing.

        (b)     General Indemnification Obligation of Buyer.

        From and after the Closing, Buyer will reimburse, indemnify and hold harmless Sellers and their successors and assigns (an "Indemnified Seller Party") against and in respect of:

                (i) Damages. Any and all Damages incurred or suffered by any Indemnified Seller Party that result from, relate to or arise out of (A) any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of Buyer under this Agreement or any other document delivered by Buyer pursuant to this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Sellers pursuant hereto or thereto; and

                (ii) Actions. Any and all Actions incident to any of the foregoing or to the enforcement of this paragraph 8(b).

        (c)     Limitation of Indemnity.

        Notwithstanding any provision in this Agreement to the contrary, neither Buyer nor Sellers shall be liable to the other under this 8(c) for:

                (i) Dollar Amounts. Damages or actions in an amount less than $25,000 in connection with any claim hereunder relating to a single occurrence or event, or for Damages or Actions in an aggregate amount less than $100,000 in connection with all claims hereunder;

                (ii) Failure of Notice. Any claim for which either party has not received a Claim Notice (as defined below) from the other on or before a date two (2) years following the Closing;

                (iii) Insurance. Any claim hereunder to the extent such claim is paid by any insurer; and

                (iv) Aggregate Liability. Damages or actions in excess of $4,000,000.

        (d)     Pro Rata Liability.

        SellersAE liability under this Agreement, whether for indemnification pursuant to this Section 8 or otherwise, shall be pro rata based on their relative percentage ownership (as of the date of this Agreement) of Charcoal ServiceAE total outstanding shares of common stock, and such liability shall not be joint and several, and the aggregate liability of an individual Seller shall be limited to the proceeds receivied by such Seller at Closing.

        (e)     Method of Asserting Claims, Etc.

        In the event that any claim or demand is asserted against or sought to be collected from an Indemnified Purchaser Party or Indemnified Seller Party (an "Indemnified Party") by a third party, the Indemnified Party shall promptly notify the party from which indemnification is sought pursuant to paragraphs 8(a) or 8(b) above (the "Indemnifying Party") of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The Indemnifying Party shall have twenty days from its or his receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party, (i) whether or not the Indemnifying Party disputes its liability to the Indemnified Party hereunder with respect to such claim or demand and (ii) notwithstanding any such dispute, whether or not the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such claim or demand.

                (i) Dispute of Liability. If the Indemnifying Party disputes its liability with respect to such claim or demand or the amount thereof (whether or not the Indemnifying Party desires to defend the Indemnified Party against such claim or demand as provided herein), such dispute shall be resolved in accordance with paragraph 8(h) hereof. Pending the resolution of any dispute by the Indemnifying Party of its liability with respect to any claim or demand, such claim or demand shall not be settled without the prior written consent of the Indemnified Party.

                (ii) Defense. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claims or demand, then, provided: (i) that the Indemnifying Party acknowledges that it is liable to indemnify the Indemnified Party with respect to a particular claim; and (ii) the Indemnifying Party has financial resources which are reasonably adequate to pay the amount of the claim, except as hereinafter provided, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnifying Party to a final conclusion in such a manner as to avoid any risk of the Indemnified Party becoming subject to liability for any other matter. If any Indemnified
Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense.

        (iii) (1) If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or if the same be defended by the Indemnifying Party or by the Indemnified Party (but no Indemnified Party shall have any obligation to defend any such claim or demand), then that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to be a liability of the Indemnifying Party hereunder, unless the Indemnifying Party shall have disputed its liability to the Indemnified Party hereunder, as provided herein, in which event such dispute shall beresolved as provided in paragraph 8(h) hereof; (2) In the event an Indemnified Party should have a claim against the Indemnifying Party hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall promptly send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party disputes its liability with respect to such claim or demand, such dispute shall be resolved in accordance with paragraph 8(h) hereof; if the Indemnifying Party does not notify the Indemnified Party within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

        (f)     Payment Etc.

        Upon determination of liability hereunder, the appropriate party shall pay to the other, as the case may be, within twenty days after such determination, the amount of any claim for indemnification made hereunder. Upon the payment in full of any claim hereunder, the entity making payment shall be subrogated to the right of the indemnified party against any person, firm or corporation with respect to the subject matter of such claim.

        (g)     Arbitration Etc.

        All disputes under this paragraph 8 shall be settled by arbitration in Washington, North Carolina before a single arbitrator pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this paragraph 8(h). The arbitrator shall be selected by the joint agreement of Seller and Buyer, but if they do not so agree within 20 days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared; provided, however, that if in the opinion of the arbitrator any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrator against the party raising such unreasonable claim, defense or objection. Nothing contained in this paragraph 8(h) shall prevent the parties from settling any dispute by mutual agreement at any time.

        (h)     Other Rights and Remedies Not Affected Etc.

        The indemnification rights of the parties under this paragraph 8 are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

9.      Non-Disclosure Covenants.

        (a)     Proprietary Information.

        Each Seller acknowledges that his relationship with Charcoal Service may have created or may hereafter create a relationship of confidence and trust with respect to information of a confidential or secret nature that may be disclosed to him by Charcoal Service that relates to the business of Charcoal Service or to the business of any affiliate, customer, or supplier of Charcoal Service ("Proprietary Information"). Such Proprietary Information includes, but is not limited to, any information regarding inventions, marketing plans, product plans, business strategies, financial information, forecasts, personnel information, customer lists, software, hardware, processes, formulas, development or experimental work, work in process, business, trade secrets, or any other secret or confidential matter relating to the products, projects, programs, sales, customer lists, price lists, or data, or business of Charcoal Service which is not generally known to the public. Each Seller agrees, for himself, that he will keep all such Proprietary Information in confidence and trust, and will not use or disclose any of such Proprietary Information without the prior written consent of Charcoal Service, except as may be necessary to perform any duties he may now or hereafter have as an employee of Charcoal Service. Each Seller further agrees that at the Closing hereunder, and subsequently upon request of Charcoal Service or at the time of the termination of the Seller's employment (if any) with Charcoal Service, he will deliver to Charcoal Service only, and shall not retain for his own or others' use, any and all software programs, documents, and any other material and all copies thereof relating to his work or Charcoal Service's products, projects, programs, or business of which the Seller had knowledge, or which contain any Proprietary Information.

        (b)     Publicity.

        Each Seller agrees not to disclose to any person or entity, without the prior written consent of Buyer, any of the terms of this Agreement at any time prior to Closing and for a period of ninety (90) days thereafter, except as may be necessary for the performance of their obligations hereunder or the operation of Charcoal Service in the ordinary course of business. Charcoal Service and Buyer shall jointly disclose and publicize this transaction in a press release as and when agreed upon between them or as required by law.

10.     Miscellaneous Covenants of Sellers.

        (a)     No Share Purchases.

        Each of the Sellers agree to not purchase any of the shares of the Buyer from any source whatsoever at any time after the date hereof and prior to Closing.

        (b)     Further Actions.

        Each of the Sellers warrants and agrees that, from time to time, he will use his best efforts to cause any present or previous shareholder, director or officer of Charcoal Service to execute such minutes of meetings or other instruments and take whatever actions as shall be reasonably necessary or desirable to effect, or to carry out the intent and purposes of, the transactions contemplated hereby.

        (c)     Payment of Shareholder Debt.

        Contemporaneously with the Closing, each Seller will pay or cause to be paid, any and all debt owed by him to Charcoal Service.

11.     Termination and Amendment.

        (a)     Pre-Closing.

        This Agreement may be terminated by Buyer or Sellers at any time prior to the Closing upon written notice to the other parties:

                (i)  If  the  representations,   warranties  and  agreements  or
conditions of this Agreement to be complied with or performed by Charcoal Service or the Sellers (in the case of Buyer) or Buyer (in the case of Sellers) on or before the Closing shall not have then been complied with or performed in some material respect and such material noncompliance or nonperformance shall not have been waived by the party giving notice of termination or shall not have been cured by the defaulting party, or cure thereof commenced and diligently prosecuted thereafter by such party within three (3) business days after written notice of such material noncompliance or nonperformance is given by the non-defaulting party;

                (ii) If any governmental action is commenced to prevent the consummation of the transactions contemplated hereby; or

                (iii)   By mutual written agreement of the parties;

                (iv) By either party upon written notice to the other if a Phase
I  Environmental   Survey  of  the  Real  Property  reveals  any   environmental
liabilities for Remedial Work (or otherwise) in excess of $50,000;

                (v)     If the Closing has not occurred by _____________, 1996.

        (b)     Waiver.

        Any representations, warranties, agreements or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof by action taken and evidenced by a written waiver executed by any such party.

12.     Miscellaneous.

        (a)     Attorney's Fees.

        In any action or proceeding arising out of or related to this Agreement, the prevailing party shall be entitled to its reasonable attorney fees and related costs, including fees and costs incurred prior to formal initiation of an action or proceeding, and including fees and costs incurred for collecting or attempting to collect any judgment or award.

        (b)     Brokers and Finders.

        Except as otherwise provided herein, each of the parties hereto represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement. In the event that any finder's fee or broker's commission shall become payable by any party hereto as a result of another party's actions which constitute a misrepresentation or breach of warranty under this Section 12(b), such fee and commission shall be the sole and exclusive responsibility and liability of such breaching party with no right of contribution and the breaching party shall indemnify, defend and hold all other parties harmless in respect of all claims, losses, expenses and obligations (including reasonable attorney's fees) to the extent that the same arise or result from such finder's fee or broker's commission.
        (c)     Expenses.

        Each of the parties hereto will bear its own legal fees and other expenses in connection with the transactions contemplated by this Agreement.

        (d)     Survival.

        Except as specified below, all parties agree that the representations, warranties and agreements contained in this Agreement shall survive and remain in full force and effect following the Closing. All such representations, warranties and agreements (other than Buyer's representation contained in Section 5(e)) shall terminate on the date two years following the Closing and thereafter shall be of no further force or effect. This Section 12(d) shall have no effect on Buyer's obligations under the employment Contracts (or the Option Agreements referenced therein), the Put Agreement, or the Flanders Share Escrow Agreement.

        (e)     Severability.

        If any term or provision of this Agreement, including the exhibits hereto, or the application thereof to any person, property or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Agreement, including the exhibits or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid and unenforceable, shall not be affected thereby, and each term and provision of this Agreement and the exhibits shall be valid and enforced to the fullest extent permitted by law.

        (f)     Notices.

        Any notices, requests or consents hereunder shall be deemed given, and any instrument delivered, two days after they have been mailed by first class mail, postage prepaid, or twelve hours after such notice has been sent by telecopier or straight telegram, telegraphic charges prepaid, or upon receipt if delivered personally, as follows:

To Sellers:     At the addresses set forth in Exhibit A hereto

                with simultaneous copy to:
                Ward and Smith, P.A.
                1001 College Court
                New Bern, North Carolina  28563
                Attn:  William R. Lathan, Jr., Esq.
                Telecopier:  (919) 636-2121

To Buyer:       Flanders Corp.
                531 Flanders Filters Road
                Washington, North Carolina 27889
                Attn: Chief Financial Officer
                Telecopier: (919) 946-4738

                with simultaneous copy to:

                Snell & Wilmer
                111 E. Broadway, Suite 900
                Salt Lake City, Utah  84111
                Attn:  William C. Gibbs, Esq.
                Telecopier: (801) 237-1950

except that any of the foregoing may from time to time by written notice to the others designate another address which shall thereupon become its effective address for the purposes of this Section.

        (g)     Definition of "Sellers' Knowledge".

        Whenever the phrase "to Sellers' knowledge," "to the knowledge of Seller," "to the best of Sellers' knowledge," or any similar phrase, is used in any Section in this Agreement, such phrase shall be deemed to refer to the conscious awareness of Sellers at the time such statements are made of specific facts or information that would give them actual knowledge with respect to the matters described in such Section.

        (h)     Entire Agreement.

        This Agreement, including the exhibits, schedules and documents referred to herein which are a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and may be amended only by a written instrument executed by the Buyer, and by those of the Sellers who are affected by any proposed amendment, or their respective successors or assigns. There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. Any Section headings or table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        (i)     Counterparts.

        This   Agreement  may  be  executed   simultaneously   in  two  or  more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        (j)     Binding Effect.

        This Agreement shall inure to the benefit of and be binding upon Sellers and Buyer and their respective successors, but shall not inure to the benefit of anyone other than the parties signing this Agreement and their respective successors.

        (k)     Governing Law.

        This Agreement shall be governed by the laws of the State of North Carolina.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                BUYER:
                                FLANDERS CORPORATION, a North Carolina
                                Corporation


                                By:     __________________________
                                Its:    __________________________


                                SELLERS:

                                /s/ James E. Edwards
                                -----------------------------------
                                James R. Edwards


                                /s/ John L. Cherry
                                -----------------------------------
                                John L. Cherry

                                    EXHIBIT A

                SHAREHOLDER LIST OF CHARCOAL Service CORPORATION



               Shareholders                            Characoal Service
               and Addresses                             Shares Owned
              ---------------                         -------------------

James R. Edwards                                                     650

John L. Cherry                                                       350
                                                      -------------------
        Total                                                      1,000
                                                      ===================

                                    EXHIBIT B

                            FLANDERS ESCROW AGREEMENT

                            FLANDERS ESCROW AGREEMENT

DATED:          March 1, 1996

PARTIES:        Flanders Corporation ("Buyer"), Shareholders of Charcoal
Service Corporation ("Sellers") and Snell & Wilmer L.L.P. ("Escrow
Agent")

                                    RECITALS

        WHEREAS, Buyer and Seller have entered into a Stock Purchase Agreement dated March 1, 1996 (the "Purchase Agreement"). All capitalized terms used herein shall have the meaning assigned to them in the Purchase Agreement.

        WHEREAS, to facilitate the performance of the Purchase Agreement, Buyer shall deliver the Flanders Shares into escrow to be held by the Escrow Agent The Escrow Agent has agreed to hold and distribute the Flanders Shares pursuant to the terms and conditions set forth in this Agreement. Any term used herein not otherwise defined shall have the meaning set forth in the Purchase Agreement.

        Accordingly, in consideration of the covenants and agreements contained in this Agreement and in the Purchase Agreement, the parties agree as follows:

        1. ESCROW AGENT. Buyer and Seller hereby appoint and designate Snell & Wilmer L.L.P. as Escrow Agent for the purposes set forth herein and the Escrow Agent accepts such appointment and designation.

        2. DELIVERY OF FLANDERS SHARES. Prior to or simultaneously with the execution of this Agreement by all the parties, Buyer shall deliver to the Escrow Agent the Flanders Shares, consisting of 100,000 shares of common stock of Flanders Corporation. During the term of this Agreement, the Escrow Agent shall take no action with respect to the Flanders Shares inconsistent with the terms of this Agreement, and shall deliver the Flanders Shares only as permitted by the provisions hereof.

        3. INSTRUCTIONS TO ESCROW AGENT REGARDING RELEASE OF ESCROWED SHARES. Escrow Agent shall release the Flanders Shares to the Sellers upon written notice signed by Buyer and Sellers, based on the achievement of certain performance criteria of Charcoal Service Corporation as set forth on the attached Exhibit A, as determined by Buyer and Sellers.. If such criteria are not reached by Charcoal Service, the shares subject to release for such year shall be forfeited by Sellers, and returned to the Buyer for cancellation.

        4. NO VOTING OF SHARES. So long as the Flanders Shares are held in Escrow, the Sellers shall not be entitled to exercise any rights of ownership with respect thereto, including, but not limited to, voting rights or rights to receive dividends.

        5. ESCROW AGENT'S COMPENSATION AND EXPENSES. For its services hereunder, the Escrow Agent shall be entitled to be reimbursed for all out of pocket expenses incurred by it in connection with the performance of its duties under this agreement The expenses of the Escrow Agent shall be paid by the Buyer.

        6. ESCROW AGENT'S LIABILITY. The Escrow Agent shall not be liable for any error of judgment or for any act done or omitted by it in good faith, or for anything which the Escrow Agent may in good faith do or refrain from doing in connection herewith, or for any negligence other than its gross negligence; no liability shall be incurred by the Escrow Agent, if, in the event of any dispute or question as to its duties or obligations hereunder, it acts in accordance with Paragraph 7. The Escrow Agent is authorized to act upon any document believed by it to be genuine and to be signed by the proper parties and shall incur no liability in so acting. Buyer and the Seller shall jointly and severally indemnify, defend and hold the Escrow Agent harmless from any and all loss, damage, or liability, and all expenses (including without limitation, reasonable legal costs and fees) except to the extent arising out of the gross negligence or bad faith of the Escrow Agent, incurred, arising out of, or in connection with, its entering into or performing its duties pursuant to this Agreement.

        7. DISPUTES. In the event of a dispute concerning the subject matter of this Agreement such that the Escrow Agent deems it necessary for its protection, the Escrow Agent may (i) deposit the Flanders Shares, together with any notices received by it, into a court of competent jurisdiction until such time as a civil action shall have been finally concluded determining any rights hereunder,
(ii) may appoint a new escrow agent, provided such new agent agrees to be bound by the terms hereof, or (iii) at its discretion at any time, commence a civil action to interplead any conflicting demands to a court of competent jurisdiction to determine its rights and the rights of Buyer and the Seller.

        8. NOTICES. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing and shall be given to the Escrow Agent at Snell & Wilmer, L.L.P. 111 East Broadway, Suite 900, Salt Lake City, UT 84111-1004, Attention: William C. Gibbs, Esq. All notices, requests, demands, other communications and deliveries pursuant to this Agreement shall be made as follows:

        If to Buyer:            Flanders Corporation
                                531 Flanders Filters Road
                                Washington, NC 27889
                                Fax No. (919) 946-4738

        If to the Sellers:      Charcoal Service Corporation
                                P. 0. Box 3
                                Bath, North Carolina 27808
                                Fax No. (919)________________

or to such other address as a party may have furnished to the others in writing. Communications shall be effective only when received.

        9.      COUNTERPARTS. This Agreement may be executed in one or more
counterparts,     which together shall constitute one instrument.

        10. BINDING EFFECT,- GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, and shall be binding upon and inure to the benefit of the parties and their successors and assigns.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereof.

                              FLANDERS CORPORATION

                                        By:____________________________

                                        Its:___________________________


                                        SELLERS


                                        -------------------------------


                                        -------------------------------


                                        -------------------------------


                                        -------------------------------

                                        ESCROW AGENT

                                        SNELL & WILMER L.L.P.


                                        By: /s/ William C. Gibbs
                                            ---------------------
                                            William C. Gibbs

                                        EXHIBIT C

                                      PUT AGREEMENT



                                      PUT AGREEMENT


        THIS PUT AGREEMENT is made this 1st day of March, 1996, by and among Flanders Corporation, a North Carolina corporation ("Company") and John Cherry ("Purchaser").

        WHEREAS, Purchaser has, on the date hereof, agreed to purchase 35,000 shares of Common Stock of the Company (the "Shares") pursuant to a certain Stock Purchase Agreement dated March 1, 1996, (the 'Stock Purchase Agreement"); and

        WHEREAS, as an inducement to, and as a condition of, the purchase of the Shares, the Company has agreed to grant Purchaser an option to sell the Shares to the Company upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration for, among other things, the execution of the Stock Purchase Agreement, the parties hereto do hereby agree as follows:

        1.      Grant of Put.

        During the term hereof, the Company hereby irrevocably grants and issues to Purchaser the right and option to sell to the Company from time to time (hereinafter referred to as the "Put") all or any portion of the Shares at a purchase price of Four Dollars ($4.00) per Share, subject to adjustment as provided in Section 4 hereof, during any period of time in which the average of the bid and ask price of the Company's Common Stock is less than $4.00.

        2.      Exercise of Put

        Subject to the provisions of Sections 3 and 4 hereof, Purchaser may exercise the Put and sell to the Company, and the Company agrees to purchase from Purchaser, all or any portion of the Shares, during any period of time in which the average of the bid and ask price of the Company's Stock is less than $4.00. Purchaser's right to exercise the Put shall commence upon notice from the Purchaser that the average of the bid and ask price of the Company's Common Stock is less than $4.00, and shall continue until such average exceeds $4.00. Purchaser must give written notice of intent to exercise the Put to the Company, which notice must specify the number of Shares as to which the Put is exercised. The Company, shall be required to repurchase the Shares as to which the Put is exercised within twenty (20) days after notice from Purchaser of its exercise of the Put.

        3.      Payment and Delivery, of Shares.

                (a) Subject to Section 4 below, the Company shall, as provided below, within twenty days of the notice from Purchaser of its exercise of the Put, pay, to Purchaser in cash or by certified, cashierAEs or other check acceptable to Purchaser, $4.00 for each Share put by Purchaser and purchased by the Company in exchange for the delivery to the Company of a stock certificate or certificates representing the total number of Shares being put and purchased, duly endorsed in blank by Purchaser or having attached thereto a stock power duly executed by Purchaser in proper form for transfer.

                (b) In the event that any payment to be made by the Company is prohibited by applicable provisions of corporate law or by any other applicable law, then such payment shall be immediately made by the Company at the next earliest time, and to the extent possible, when compliance with said law may be effected, and the Company agrees that it will execute all such documents and take all such other steps as may be necessary to expedite and effectuate to the extent possible such compliance. In that event, the Company agrees to support and cooperate with Purchaser and to take such actions from time to time as Purchaser may reasonably propose including but not limited to, the sale of designated assets of the Company in order to facilitate the repurchase of the Shares or to protect the investment of Purchaser in the Company provided that such actions do not impair either the business operations of the company or the rights of the Company's creditors to any significant extent or the general rights that the holders of shares of the CompanyAEs Common Stock have under law upon a liquidation of the Company or sale of ;II or substantially all of the Company's assets.

        4.      Adjustment of Purchase Price.

        In the event of any stock dividend, stock split, combination of shares, subdivision or other recapitalization of the Shares, then the number of Shares and the purchase price per Share set forth in Sections 1 and 3 hereof shall be proportionately adjusted to take into account each of any, such events, so that upon the exercise of the Put provided for herein, Purchaser shall be entitled to put such number of Shares and to receive such purchase price per Share, upon exercise of the Put, as it would have been entitled to do or receive after the happening of any such event had the Put been exercised immediately prior to the happening of any such event.

        5.      Term.

        The Put shall terminate, whether or not it has then become exercisable, on the close of business on March 1, 2001.

        6.      Miscellaneous.

                (a) This Put Agreement may not be amended, terminated or otherwise modified unless evidenced in writing and signed by the Company and Purchaser. This Put Agreement constitutes the entire understanding between the Company and Purchaser concerning all matters relating to this Agreement and is binding upon and shall inure to the benefit of all of the parties hereto and their respective heirs, legal representatives, successors and assigns.

                (b) All notices under this Put Agreement shall be given in writing, by registered or certified mail, postage prepaid, addressed to the parties at their respective addresses set forth opposite their names below or at such other address as may be designated in writing by the parties to one another. Any notice addressed or mailed as specified herein shall be deemed to have been given three days after such notice has been deposited in the United States mails.

                (c) This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                        FLANDERS CORPORATION


                                        /s/ Robert R. Amerson
                                        -------------------------------
                                        Robert R. Amerson, President
Address:

531 Flanders Filters Road
Washington, NC 27889
                                        PURCHASER:


                                        /s/ John Cherry
                                        -------------------------------
                                        John Cherry

Address:

- -------------------------------

- -------------------------------

                                        EXHIBIT C

                                      PUT AGREEMENT




                                      PUT AGREEMENT


        THIS PUT AGREEMENT is made this 1st day of March, 1996, by and among Flanders Corporation, a North Carolina corporation ("Company") and Jim Edwards ("Purchaser").

        WHEREAS, Purchaser has, on the date hereof, agreed to purchase 65,000 shares of Common Stock of the Company (the "Shares") pursuant to a certain Stock Purchase Agreement dated March 1, 1996, (the "Stock Purchase Agreement"); and

        WHEREAS, as an inducement to, and as a condition of, the purchase of the Shares, the Company has agreed to grant Purchaser an option to sell the Shares to the Company upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration for, among other things, the execution of the Stock Purchase Agreement the parties hereto do hereby agree as follows:

        1.      Grant of Put

        During the term hereof, the Company hereby irrevocably grants and issues to Purchaser the right and option to sell to the Company from time to time (hereinafter referred to as the "Put") all or any portion of the Shares at a purchase price of Four Dollars ($4.00) per Share, subject to adjustment as provided in Section 4 hereof, during any period of time in which the average of the bid and ask price of the Company's Common Stock is less than $4.00.

        2.      Exercise of Put.

        Subject to the provisions of Sections 3 and 4 hereof, Purchaser may exercise the Put and sell to the Company, and the Company agrees to purchase from Purchaser, all or any portion of the Shares, during any period of time in which the average of the bid and ask price of the Company's Stock is less than $4.00. Purchaser's right to exercise the Put shall commence upon notice from the Purchaser that the average of the bid and ask price of the Company's Common Stock is less than $4.00, and shall continue until such average exceeds $4.00. Purchaser must give written notice of intent to exercise the Put to the Company, which notice must specify the number of Shares as to which the Put is exercised. The Company shall be required to repurchase the Shares as to which the Put is exercised within twenty (20) days after notice from Purchaser of its exercise of the Put

        3.      Payment and Delivery of Shares.

                (a) Subject to Section 4 below, the Company shall, as provided below, within twenty days of the notice from Purchaser of its exercise of the Put, pay to Purchaser in cash or by certified, cashier's or other check acceptable to Purchaser, $4.00 for each Share put by Purchaser and purchased by the Company in exchange for the delivery to the Company of a stock certificate or certificates representing the total number of Shares being put and purchased, duly endorsed in blank by Purchaser or having attached thereto a stock power duly executed by Purchaser in proper form for transfer.

                (b) In the event that any payment to be made by the Company is prohibited by applicable provisions of corporate law or by any other applicable law, then such payment shall be immediately made by the Company at the next earliest time, and to the extent possible, when compliance with said law may be effected, and the Company agrees that it will execute all such documents and take all such other steps as may be necessary to expedite and effectuate to the extent possible such compliance. In that event, the Company agrees to support and cooperate with Purchaser and to take such actions from time to time as Purchaser may reasonably propose including but not limited to, the sale of designated assets of the Company in order to facilitate the repurchase of the Shares or to protect the investment of Purchaser in the Company provided that such actions do not impair either the business operations of the company or the rights of the Company's creditors to any significant extent or the general rights that the holders of shares of the Company's Common Stock have under law upon a liquidation of the Company or sale of all or substantially all of the Company's assets.

        4.      Adjustment of Purchase Price.

        In the event of any stock dividend, stock split, combination of shares, subdivision or other recapitalization of the Shares, then the number of Shares and the purchase price per Share set forth in Sections 1 and 3 hereof shall be proportionately adjusted to take into account each of any such events, so that upon the exercise of the Put provided for herein, Purchaser shall be entitled to put such number of Shares and to receive such purchase price per Share, upon exercise of the Put, as it would have been entitled to do or receive after the happening of any such event had the Put been exercised immediately prior to the happening of any such event

        5.      Term.

        The Put shall terminate, whether or not it has then become exercisable, on the close of business on March 1, 2001.

        6.      Miscellaneous.

                (a) This Put Agreement may not be amended, terminated or otherwise modified unless evidenced in writing and signed by, the Company and Purchaser. This Put Agreement constitutes the entire understanding between the Company and Purchaser concerning all matters relating to this Agreement and is binding upon and shall inure to the benefit of all of the parties hereto and their respective heirs, legal representatives, successors and assigns.

                (b) All notices under this Put Agreement shall be given in writing, by registered or certified mail, postage prepaid, addressed to the parties at their respective addresses set forth opposite their names below or at such other address as may be designated in writing by the parties to one another. Any notice addressed or mailed as specified herein shall be deemed to have been given three days after such notice has been deposited in the United States mails.

                (c) This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                        FLANDERS CORPORATION


                                        /s/ Robert R. Amerson
                                        -------------------------------
                                        Robert R. Amerson, President

Address:

531 Flanders Filters Road
Washington, NC 27889
                                        PURCHASER:


                                        /s/ James R. Edwards
                                        -------------------------------
                                        James R. Edwards

Address:

- -------------------------------

- -------------------------------

                                        EXHIBIT D

                                CLOSING ESCROW AGREEMENT

                                      Schedule 4(f)

                               DEFAULTS - Charcoal Service


                                      Schedule 4(g)

                               CONFLICTS - Charcoal Service


NationsBank Credit Line

        Security agreement in effect at closing contains a "change in present management" clause as an event of default.

U.S. Bancorp Leasing & Financial - Machine Tool Finance Group Security agreement in effect at closing contains a "change in present management" clause as an event of default.

GE Capital LeaseAmerica
        Lease of Sharp SF-7370 Copier

GE Capital LeaseAmerica
        Lease of Sharp FO-3300 Facsimile Machine

Pitney Bowes Credit Corporation
        Lease of Postage Meter

                                  Schedule 4(h)

                             CONSENTS AND APPROVALS


NationsBank Credit Line

        Security agreement in effect at closing contains a "change in present management" clause as an event of default. As of date of signing this agreement these consents have not been obtained.

U.S. Bancorp Leasing & Financial - Machine Tool Finance Group Security agreement in effect at closing contains a "change in present management" clause as an event of default. As of date of signing this agreement these consents have not been obtained.

GE Capital LeaseAmerica
        Lease of Sharp SF-7370 Copier

GE Capital LeaseAmerica
        Lease of Sharp FO-3300 Facsimile Machine

Pitney Bowes Credit Corporation
        Lease of Postage Meter

                                  Schedule 4(i)

                           RELATED-PARTY TRANSACTIONS


Shareholder debt to be forgiven prior to closing.

Loans to employees to assist in acquiring computer for home use.

                                  Schedule 4(k)

                          ENVIRONMENTAL REPRESENTATIONS

Date:   March 27, 1996


        Chemical Name           CAS Number      Source/Location
        -------------           ----------      ---------------

Acetone                            67-64-1      Bondmaster 70
Tuluene                           108-88-3      Bondmaster 70
Methyl Ethyl Ketone                78-93-3      General Cleaning
Isopropyl Alcohol                  67-63-0      General Cleaning
MDI                               101-68-6      Polyurethane
Chromium(VI)                      440-47-3      Whetlerite
Silver                           7440-22-4      Whetlerite/ASZM-TEDA
Trichloromonofluoromethane         75-69-4      Adsorber Tesing
Hydrogen Sulfide                 7783-06-4      Lab
Carbon Tetrachloride               56-23-5      Lab
Methyl Iodide                      74-88-4      Lab
Nitric Acid                      7697-37-2      Lab
Sulfuric Acid                    7664-93-9      Lab
Silver Nitrate                   7761-88-8      Lab
Potassuim Hydorxide              1310-58-3      Lab
Phosphoric Acid                  7664-38-2      Lab
Gasoline                               N/A      General Use
Hydraulic oils                         N/A      General Use
Ctting/Machining Lubricants            N/A      Manufacturing
Motor Oils                             N/A      General Use
Activated Carbons                7440-44-0      Manufacturing
Tritium                                N/A      GC Detectors
Silicone Grease                        N/A      Manufacturing
Liquid Nitrogen                  7727-37-9      Manufacturing
Liquid Argon                     7440-37-1      Manufacturing
Triehtylene Diamine               280-57-9      Manufacturing
Potasium Iodide                  7681-11-0      Manufacturing
Propane                            74-98-6      General Use
Paint & Related Solvents               N/A      Manufacturing
Ethylene Glycol                   107-21-1      Laser Chiller

                                  Schedule 4(m)

                          FINANCIAL STATEMENTS - Charcoal Service

                          CHARCOAL SERVICE CORPORATION

                                FINANCIAL REPORT

                                FEBRUARY 29, 1996
                         APRIL 30,1995 and APRIL 30,1994

CHARCOAL SERVICE CORPORATION





                                        OFFICERS



                                    James R. Edwards
                                        President



                                      John Cherry
                                     Vice President



                Pam Butler                                       Karen Waters
                Secretary                                          Treasurer

                                        CONTENTS

INDEPENDENT AUDITOR'S REPORT

FINANCIAL STATEMENTS
Balance sheets
Statements of income
Statements of retained earnings
Statements of cash flows
Notes to financial statements

                                INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Charcoal Service Corporation
Bath, North Carolina

We have audited the accompanying balance sheets of Charcoal Service Corporation as of February 29, 1996, April 30, 1995 and April 30, 1994, and the related statements of income, retained earnings, and cash flows for the ten months ended February 29, 1996 and for each of the two years in the period ended April 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Charcoal Service Corporation as of February 29, 1996, April 30, 1995 and April 30, 1994, and the results of its operations and its cash flows for the ten months ended February 29, 1996 and for each of the two years in the period ended April 30, 1995, in conformity with generally accepted accounting principles.








New Bern, North Carolina
March 25, 1996

CHARCOAL SERVICE CORPORATION

BALANCE SHEETS
February 29, 1996 and April 30, 1995 and 1994

ASSETS                                                 1996            1995            1994
- ----------------------------------------------------------------------------------------------
Current Assets
  Cash and cash equivalents                        $    92,470     $   172,582     $   551,551
  Receivables:
    Trade (Note 4)                                     706,630         632,805         634,720
    Other                                               21,067          12,557          92,329
    Notes receivable, stockholders (Note 11)           435,689         298,875            -
  Inventories (Note 2)                               1,518,834       1,449,558       1,219,452
  Deferred income taxes (Note 7)                        19,324          30,562          15,932
  Income tax refund claim                                8,647           5,443            -
  Prepaid expenses                                      15,665           2,464           4,013
                                                   -------------------------------------------
    Total current assets                             2,818,326       2,604,846       2,517,997

Notes receivable, stockholders (Note 11)                  -               -            320,903
Leasehold improvements and equipment, net (Note 3)     770,812         483,232         588,926
                                                   -------------------------------------------

                                                   $ 3,589,138     $ 3,088,078     $ 3,427,826

LIABILITIES AND STOCKHOLDERS' EQUITY
- ----------------------------------------------------------------------------------------------
Current Liabilities
  Current maturities of long-term debt             $      -        $      -        $    63,000
  Accounts payable (Note 5)                            588,078         116,731         258,238
  Accrued expenses (Note 6)                            112,938         137,090         134,138
  Income taxes payable                                    -               -              3,984
                                                   -------------------------------------------
    Total current liabilities                          701,016         253,821         459,360
                                                   -------------------------------------------

Long-Term Debt, less current maturities                   -               -            131,250
                                                   -------------------------------------------
Deferred income taxes (Note 7)                          74,324          72,138          88,014
                                                   -------------------------------------------

Commitments (Notes 4, 8 and 12)

Stockholders' Equity (Notes 8 and II)
  Common stock, $1 par value; authorized 100,000
    shares; issued 1,000 shares                          1,000           1,000           1,000
  Retained earnings                                  2,812,798       2,761,119       2,748,202
                                                   -------------------------------------------
                                                     2,813,798       2,762,119       2,749,202
                                                   -------------------------------------------
                                                   $ 3,589,138     $ 3,088,078     $ 3,427,826
                                                   ===========================================



See Notes to Financial Statements.

CHARCOAL SERVICE CORPORATION

STATEMENTS OF INCOME
Ten Months Ended February 29,1996 and Years Ended April 30,1995 and 1994


                                                       1996             1995            1994
- ----------------------------------------------------------------------------------------------


Net Sales                                          $ 4,098,879     $ 3,761,628     $ 4,608,206
Cost of Goods Sold (Notes 9, 10, 11 and 12)          2,684,682       2,334,854       2,926,831
                                                   -------------------------------------------
        Gross profit                                 1,414,197       1,426,774       1,681,375


Selling, general and administrative expenses
  (Notes 9, 10, 11 and 12)                           1,420,231       1,481,317       1,630,302
                                                   -------------------------------------------

Operating income (loss)                                (6,034)        (54,543)         51,073

Nonoperating income (expenses):
  Interest income (Note 11)                             27,788          35,265          26,433
  Other income                                          70,626          52,079          12,618
  Interest expense                                      (6,504)        (13,833)        (18,450)
  Involuntary conversion gain (Note 14)                   -               -            167,697
                                                   -------------------------------------------
        Income before income taxes                      83,876          18,968         239,371

Federal and state income taxes (Note 7)                 32,197           6,051          66,612
                                                   -------------------------------------------
        Net income                                 $    51,679     $    12,917     $   172,759
                                                   ===========================================



See Notes to Financial Statements.

CHARCOAL SERVICE CORPORATION

STATEMENTS OF RETAINED EARNINGS
Ten Months Ended February 29, 1996 and Years Ended April 30, 1995 and 1994

                                                       1996             1995            1994
- ----------------------------------------------------------------------------------------------
Balance, beginning                                 $ 2,761,119     $ 2,748,202     $ 2,575,443
  Net income                                            51,679          12,917         172,759
                                                   -------------------------------------------
Balance, ending                                    $ 2,812,798     $ 2,761,119     $ 2,748,202
                                                   ===========================================




See Notes to Financial Statements.



CHARCOAL SERVICE CORPORATION

STATEMENTS OF CASH FLOWS
Ten Months Ended February 29,1996 and Years Ended April 30,1995 and 1994


                                         1996             1995            1994
- ----------------------------------------------------------------------------------------------
Cash Flows from Operating Activities:
  Net income                                       $    51,679     $    12,917     $   172,759
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
      Depreciation                                     116,695         121,280         119,769
      Interest income on shareholder loans             (19,256)        (20,119)        (22,777)
      Loss on sale of equipment                           -              5,625          20,783
      Involuntary conversion gain                         -               -           (167,697)
      Deferred income taxes                             13,424         (30,506)         34,628
      Changes in working capital components:
        Trade and other receivables                    (82,335)         81,687         242,011
        Inventories                                    (69,276)       (230,106)         92,651
        Income tax refund claim                         (3,204)         (5,443)         76,855
        Prepaid expenses                               (13,201)          1,549          (2,506)
        Accounts payable                               471,347        (141,507)        (19,572)
        Accrued expenses                               (24,152)          2,952         (16,381)
        Income taxes payable                              -             (3,984)          3,984
                                                   -------------------------------------------
          Net cash provided by (used in) operating
            activities                                 441,721        (205,655)        534,507
                                                   -------------------------------------------

Cash Flows from Investing Activities
  Purchase of leasehold improvements and equipment    (404,275)        (21,211)       (210,563)
  Maturities of certificate of deposit                    -               -            300,000
  Proceeds from sale of leasehold improvements and
    equipment                                             -               -              3,159
  Disbursements on notes receivable from
    stockholders                                      (117,558)           -           (102,922)
  Proceeds from notes receivable from stockholders        -             42,147            -
  Insurance proceeds received from involuntary
    conversion                                            -               -            195,361
                                                   -------------------------------------------
          Net cash provided by (used in) investing
            activities                                (521,833)         20,936         185,035
                                                   -------------------------------------------

Cash Flows from Financing Activities
  Proceeds from line of credit                         344,000            -            408,000
  Principal payments on line of credit                (344,000)           -           (533,000)
  Principal payments on long-term borrowings              -           (194,250)        (63,000)
                                                   -------------------------------------------
          Net cash used in Financing activities           -           (194,250)       (188,000)
                                                   -------------------------------------------

          Net increase (decrease) in cash and
            cash equivalents                           (80,112)       (378,969)        531,542

                                                                     (Continued)

CHARCOAL SERVICE CORPORATION

STATEMENTS OF CASH FLOWS
Ten Months Ended February 29, 1996 and Years Ended April 30, 1995 and 1994 (Continued)


                                                       1996             1995            1994
- ----------------------------------------------------------------------------------------------
Cash and Cash Equivalents
  Beginning                                            172,582         551,551          20,009
                                                   -------------------------------------------
  Ending                                           $    92,470     $   172,592     $   551,551
                                                   ===========================================

Supplernental Disclosures of Cash Flow Information
  Cash paid (refunded) for:
    Interest                                       $     6,504     $    14,451     $    18,821
                                                   ===========================================
    Income taxes, net of refunds 1996 $5,443;
      1994 $76,855                                 $    21,977     $    45,984     $   (48,855)
                                                   ===========================================

Supplemental Schedules of Noncash Investing Activities
  Increase in notes receivable, stockholders
    in lieu of receiving interest payments         $    19,256     $    20,119     $    22,777
                                                   ===========================================



See Notes to Financial Statements.

CHARCOAL SERVICE CORPORATION

NOTES TO FINANCIAL STATEMENTS
- ------------------------------------------------------------------------------


Note 1. Nature of Business and Significant Accounting Policies

Nature of Business: The Company's primary business activity is manufacturing high-efficiency air filtration products for control of gaseous and particulate contaminants for national and international customers and providing related services. The Company sells its products primarily to contractors and industrial users in North America. The Company's work is performed under fixed-price contracts with payment provisions based on the terms the Company negotiates with individual customers. The length of the Company's contracts varies but typically is less than one year.

A summary of the Company's significant accounting policies follows:

Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents: The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents. For purposes of reporting cash flows, the Company considers all cash accounts which are not subject to withdrawal restrictions and certificates of deposit which have an original maturity of three months or less to be cash equivalents.

Inventories: Inventories are valued at lower of cost (first-in, first-out method) or market.

Leasehold Improvements and Equipment: Leasehold improvements and equipment are stated at cost. Depreciation is computed by the straight line method over estimated useful lives.

Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. 'Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Note 2. Inventories

Inventories consists of the following at February 29, 1996, April 30, 1995 and April 30, 1994:



                                          1996             1995            1994
                                     -------------------------------------------

Raw materials                        $   415,307     $   549,426     $   458,695
Work in progress                         885,850         741,751         517,218
Finished goods                           217,677         158,381         243,539
                                     -------------------------------------------
                                     $ 1,518,834     $ 1,449,558     $ 1,219,452
                                     ===========================================

CHARCOAL SERVICE CORPORATION

NOTES TO FINANCIAL STATEMENTS
- ------------------------------------------------------------------------------


Note 3.  Leasehold Improvements and Equipment

Leasehold improvements and equipment consists of the following at February 29, 1996, April 30, 1995 and April 30, 1994:



                                               1996         1995         1994
                                           -------------------------------------

Leasehold improvements and equipment:
  Leasehold improvements                   $   357,826  $   357,064  $   356,052
  Machinery and equipment                      995,446      637,197      661,210
  Automobiles and trucks                        37,379       37,379       37,379
  Office furniture, fixtures and equipment     241,782      196,518      191,808
                                           -------------------------------------
                                             1,632,433    1,228,158    1,246,449

  Less accumulated depreciation                861,621      744,926      657,523
                                           -------------------------------------
                                           $   770,812  $   483,232  $   588,926
                                           =====================================


Note 4. Revolving Credit Agreement and Pledged Assets

The Company has a revolving credit agreement with a bank, which expires September 30, 1996. This agreement provides for maximum borrowings based on the lessor of a defined borrowing base or $400,000. Interest is charged at the bank's prime rate (8.25% at February 29, 1996) plus .625%. The revolving credit agreement is collateralized by trade receivables. At February 29, 1996, there was no balance outstanding under this agreement.

Note 5. Accounts Payable

Accounts payable consists of the following at February 29, 1996, April 30, 1995 and April 30, 1994:

                                          1996             1995            1994
                                     -------------------------------------------

Accounts payable, trade              $   534,593     $   110,422     $   169,747
Commission payable                        25,285           6,309          28,233
Customer deposits                         28,200            -             60,258
                                     -------------------------------------------
                                     $   588,078         116,731         258,238
                                     -------------------------------------------

Note 6. Accrued Expenses

Accrued expenses consists of the following at February 29, 1996, April 30, 1995 and April 30, 1994:

                                         1996             1995            1994
                                     -------------------------------------------

Bonuses (Note 9)                     $    82,500     $    95,000     $   100,000
Vacation                                   8,124          15,090          14,167
Profit sharing (Note 10)                  12,500          15,000          10,000
Salaries & wages                           6,893           8,802           4,889
Other accrued expenses                     2,921           3,198           5,082
                                     -------------------------------------------
                                     $   112,938     $   137,090     $   134,138
                                     -------------------------------------------

CHARCOAL SERVICE CORPORATION

NOTES TO FINANCIAL STATEMENTS
- ------------------------------------------------------------------------------

Note 7. Income Tax Matters

Total deferred tax assets and liabilities as of February 29, 1996, April 30, 1995 and April 30, 1994, were as follows:


                                         1996             1995            1994
                                    -------------------------------------------

Deferred tax liabilities            $   (74,324)    $   (72,138)    $   (88,014)
Deferred tax assets                      19,324          30,562          15,932
                                    -------------------------------------------
                                    $   (55,000)    $   (41,576)    $   (72,082)
                                    -------------------------------------------


Taxable temporary differences giving rise to deferred tax liabilities related to leasehold improvements and equipment. Deductible temporary differences giving rise to deferred tax assets related to inventories and accrued expenses.

The provision for income taxes charged to operations for the ten months ended February 29, 1996, and the years ended April 30, 1995 and April 30, 1994, consists of the following:


                                         1996             1995            1994
                                     -------------------------------------------

Current tax expense                        8,773          36,557          31,984
Deferred tax expense (benefit)            13,424         (30,506)         34,628
                                     -------------------------------------------
                                     $    32,197     $     6,051     $    66,612

The provision for income taxes for the ten months ended February 29, 1996 and the years ended April 30, 1995 and 1994 differs from the amount obtained by applying the U.S. federal income tax rate to pre-tax income due to the following:


                                                     1996     1995      1994
                                                   -----------------------------

Computed "expected" tax expense                     28,517    6,449    81,386

Increase (reductions) in tax resulting from:
  Nondeductible expenses                               336      955        -
  State income taxes net of federal
    tax benefit                                      4,341    1,666        -
  Change in valuation allowance                      2,198
  Benefit of income taxed at lower rates           (11,903)  (3,019) (14,774)
    Effect of changes in tax rates for future
    periods                                          8,708        -       -
                                                   -----------------------------
                                                   $32,197  $ 6,051  $66,612
                                                   =============================

CHARCOAL SERVICE CORPORATION
NOTES TO FINANCIAL STATEMENTS
- ------------------------------------------------------------------------------

Note 8. Stock Repurchase Agreement

The company has entered into an agreement under which it has agreed to purchase all shares of common stock owned by its Vice President upon the termination of his employment. At February 29, 1996, the Vice President owned 350 shares of stock. The purchase price shall be the stock's book value, determined using generally accepted accounting principles, plus or minus 25% based upon the conditions of his termination.


Note 9. Discretionary Bonuses

The Company pays discretionary cash bonuses to its employees. The amount of these cash bonuses included in cost of goods sold and operating expenses totaled $82,500 for the ten months ended February 29, 1996, and $95,000 and $100,000 for the years ended April 30, 1995, and 1994. respectively.


Note 10. Profit-Sharing Plan

The Company has a contributory profit-sharing plan for those employees who meet the eligibility requirements set forth in the plan. Substantially all of the Company's full-time employees are covered by the plan. The Company's contribution, which is at the discretion of the Company's Board of Directors, is limited to 15% of participants' base salary. Participants' interest become fully vested after six years of service and may be withdrawn upon attaining age 55. The Company's contribution was $12,500 for the ten months ended February 29, 1996 and year ended April 30, 1995, and $10,000 for the year ended April 30, 1994.


Note 11. Related Party Transactions and Balances

The Company had unsecured notes receivable from stockholders totaling $435,689, $298,875 and $320,903 at February 29, 1996, April 30, 1995 and April 30, 1994,
respectively. The notes bear interest rates ranging from 6.42% to 6.60%. The outstanding principal and interest are due April 30, 1996.

The Company conducts its operations from facilities rented from stockholders under month-to-month agreements. Rental expense under these agreements was $86,629 for the ten months ended February 29, 1996 and $113,032 for the years ended April 30, 1995 and 1994.

On February 14, 1996, the stockholders of the Company entered into a tentative agreement to sell their stock to Flanders Corporation.


Note 12. Lease Commitments and Total Rental Expense

The total rental expense charged to operations totaled $93,763 for the 10 months ended February 29, 1996, and $121,495 and $123,687 for the years ended April 30, 1995, and 1994, respectively. As of February 29, 1996, the Company did not have any material lease commitments.


Note 13. Disclosures About Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash equivalents: The carrying amount approximates fair value because of the short maturity of those instruments.

Notes receivable stockholders: The carrying amount approximates fair value because of the short maturity of those instruments.

CHARCOAL SERVICE CORPORATION

NOTES TO FINANCIAL STATEMENTS
- ------------------------------------------------------------------------------

Note 14. Involuntary Conversion

During the fiscal year ended April 30, 1994, a building leased by the Company was destroyed by fire. At the time of the fire, the building contained equipment and leasehold improvements owned by the Company, which were totally destroyed. The Company was fully insured for the replacement cost of these assets and agreed to a settlement of $195,3 6 1.

The nonoperating gain of $167,697 represents insurance settlement proceeds in excess of the aggregate book value of equipment and leasehold improvements destroyed by the fire. The Company is not required to pay income taxes on this gain until the ultimate disposition of the replacement assets.

                                      Schedule 4(n)

                                 PROPERTIES AND ASSETS


Accounts receivable is subject to a security interest by NationsBank.

The Cincinnati CNC Laser machine is subject to a security interest by U.S. Bancorp Leasing and Financial - Machine Tool Finance Group. Title to this machine has not been passed to Charcoal Service Corporation as of the date of this agreement because no funds have been disbursed to Cincinnati.

GE Capital LeaseAmerica
        Lease of Sharp SF-7370 Copier

GE Capital LeaseAmerica
        Lease of Sharp FO-3300 Facsimile Machine

Pitney Bowes Credit Corporation
        Lease of Postage Meter

Real estate to be contributeed: Charcoal Servce Corporation by Sellers, prior to closing, as described in Schedule 7(a)(iii).

U.C.C. No. 951018 in favor of U.S. Bancorp Leasing and Financial - Machine Tool Finance Group.

U.C.C. No. 540293 in favor of Nationsbank.

                                  Schedule 4(o)

                            LEASES - Charcoal Service


GE Capital LeaseAmerica
        Lease of Sharp SF-7370 Copier

GE Capital LeaseAmerica
        Lease of Sharp FO-3300 Facsimile Machine

Pitney Bowes Credit Corporation
        Lease of Postage Meter

                                  Schedule 4(q)

                    INTELLECTUAL PROPERTY - Charcoal Service


U.S. Design Patent Number D-278,553.

U.S. Trademark Registration No. 1,504,777.

The Company has made many "off the shelf" computer programs that are in use. The transferability of licenses relating to this software has not been determined.

Potential claim relating to Canadian Patent No. 1,143,992 and U.S. Patent No. 4,223,832.

                                  Schedule 4(r)

                      MATERIAL CONTRACTS - Charcoal Service

Contract to aquire CNC laser machine and related load agreements with U.S. Bancorp Leasiing and Financial - Machine Tool Finance Group.

All purchase orders existing at the time of the signing of this Agreement entered into in the normal course of business.

                                  Schedule 4(t)

                          LITIGATION - Charcoal Service


Potential claim relating to Canadian Patent No. 1,143,992 and U.S. Patent No. 4,223,832.

Dispute regarding settlement proposal with Ellis & Watts Division on Government Contract Number DACA87-89-C-0007 due to termination for convenience by the U.S. Government.

                                  Schedule 4(u)

                            TAXES - Charcoal Service


Sales tax in any state that sales have occurred excluding California, Maryland and North Carolina.

Property taxes for 1996 on real estate and personal property for which the Company is liable as of January 1, 1996, of which only 2/12 of the total liability will be reserved in the financial statements of February 29, 1996.

                                  Schedule 4(v)

                     EMPLOYMENT CONTRACTS - Charcoal Service


Manufacturers Sales Representative contracts.

Verbal agreement with Hank Worsley regarding his education costs to retain his license as a professional engineer.

Bonus plan to a select group of employees known as the "Management Group". This plan allows a bonus for the group to be twenty percent (20%) of net income before income taxes with the exclusion of any extraordinary items included in other income or expense. This plan is to be effective through February 29, 1996, with bonus compensation payments to be made in March or April 1996.

                                      Schedule 4(w)

                        PERSONNEL AT CLOSING - Charcoal Service


                            CHARCOAL SERVICE CORPORATION


Charlie Alligood                    Larry Alligood
Pam Butler                          Hugh Jay Barr
John Cherry                         Colman Boyd
Lisa Davis                          Jason Brooks
Al Dunbar                           Tony Chrismon
Jim Edwards                         Eddie Cox
Robert Elks                         Thomas Drake
Marty Griekspoor                    Derek Gibbs
John Hawkins                        Allen Griekspoor
Kenneth Heffley                     Jimmy Griekspoor
Jim Landen                          Timmy Griekspoor
Carolyn Lanier                      Wayne Harris
Viola Lupton                        Ralph Sam Jarvis
Melba McGowan                       Charles Jefferson
Tommy O'Neal                        Jay Jefferson
Bill Peebles                        Donald King
Phil Simmons                        Billy Lawrence
Mike Skocz                          Irving Mason
Karen Waters                        Clara Moore
Linda Woolard                       Marty Nipper
Stephen Woolard                     David Ragland
Hank Worsley                        Willie Romanger
                                    Jimmy Silverthorne
                                    Michael Smith
                                    Linvert Spencer
                                    Chris Sterenberg
                                    Dalton Toler
                                    Alton Toler
                                    Charles Vaughn
                                    William Wainwright
                                    Michael Waters

                                  Schedule 4(z)

                    EMPLOYEE BENEFIT PLANS - Charcoal Service


Group Insurance Policy administered through Jefferson-Pilot Life Insurance Company.

Disability Income Policy administered through Jefferson-Pilot Life Insurance Company.

Charcoal Service Corporation Premium Conversion Plan.

Charcoal Service Corporation 401(K) Profit Sharing Plan and Trust.

                               Schedule 7(a)(iii)

                    DESCRIPTION OF REAL ESTATE CONTRIBUTED TO
                           CHARCOAL SERVICE BY SELLERS

                                Schedule 7(a)(vi)

                              EMPLOYMENT CONTRACTS

                                   EMPLOYMENT
                                    AGREEMENT

        THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the lst day of March, 1996, by and between FLANDERS CORPORATION, a North Carolina corporation ("Flanders"), CHARCOAL SERVICE CORPORATION, a North
Carolina corporation ("CSC") (Flanders and CSC are sometimes collectively referred to as the "Company"), and JOHN CHERRY (hereinafter referred to as the "Executive").

                                   WITNESSETH:

        WHEREAS, the Company desires to have the benefit of the Executive's efforts and services;

        WHEREAS, the Executive is currently employed at Charcoal Service Corporation;

        WHEREAS, the Company recognizes that circumstances may arise in which a change in the control of CSC through the proposed acquisition by Flanders may cause increased uncertainty of continued employment of the Executive without regard to the Executive's competence or past contributions;

        WHEREAS, such uncertainties may result in the loss of valuable services of the Executive to the detriment of the Company and its shareholders;

        WHEREAS, the Company and the Executive wish to provide reasonable security to the Executive against changes in the Executive's relationship with the Company and to provide a mechanism for continuing employment with the Company after consummation of the acquisition;

        WHEREAS, the Company and the Executive are desirous that a proposal for change in the operation of the Company will be considered by the Executive objectively and with reference to the business interests of the Company and its shareholders; and

        WHEREAS, the Executive will be in a better position to consider the best interests of the Company if the Executive is afforded reasonable security, as provided in this Agreement, against altered conditions of employment which may result as a result of the acquisition of CSC by Flanders.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:

1.      DEFINITIONS.
        Whenever used in this Agreement, the following terms shall have the meanings set forth below:

        (a) "Accrued  Benefits" shall mean the amount payable not later than ten
(10) days following an applicable Termination Date and which shall be equal to the sum of the following amounts:

                (i)     All salary earned or accrued through the Termination
Date;

                (ii) Reimbursement for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive through the Termination Date;

                (iii) Any and all other cash benefits previously earned through the Termination Date and deferred at the election of the Executive or pursuant to any deferred compensation plans then in effect; ,

                (iv) The full amount of any stated bonus payable to the Executive in accordance with Section 6(b) herein with respect to the year in which termination occurs; and

                (v) All other payments and benefits to which the Executive may be entitled under the terms of any benefit plan of the Company.

        (b)     "Act" shall mean the Securities Exchange Act of 1934;

        (c) "Affiliate" shall have the same meaning as given to that term in Rule 12b-2 of Regulation 12B promulgated under the Act;

        (d) "Base Period Income" shall be an amount equal to the Executive's "annualized includable compensation" for the "base period" as defined in Sections 28OG(d)(1) and (2) of the Code and the regulations adopted thereunder;

        (e) "Beneficial Owner" shall have the same meaning as given to that term in Rule 13d-3 of the General Rules and Regulations of the Act, provided that any pledgee of Company voting securities shall not be deemed to be the Beneficial Owner thereof prior to its disposition of, or acquisition of voting rights with respect to, such securities;

        (f) "Board" shall mean the Board of Directors of the Charcoal Service Corporation;

        (g)     "Cause" shall mean any of the following:

                (i) The engaging by the Executive in fraudulent conduct, as evidenced by a determination in a binding and final judgment, order or decree of a court or administrative agency of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, in an action, suit or proceeding, whether civil, criminal, administrative or investigative, which the Board determines, in its sole discretion, has a significant adverse impact on the Company in the conduct of the Company's business;

                (ii) Conviction of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, which the Board determines, in its sole discretion, has a significant adverse impact on the Company in the conduct of the Company's business;

                (iii) Neglect or refusal by the Executive to perform the Executive's duties or responsibilities (unless significantly changed without the Executive's consent); or

                (iv) A significant violation by the Executive of the Company's established policies and procedures;

        Notwithstanding the foregoing, Cause shall not exist under Sections 1(g)(iii) and (iv) herein unless the Company furnishes written notice to the Executive of the specific offending conduct and the Executive fails to correct such offending conduct within the thirty (30) day period commencing on the receipt of such notice.

        (h) "Change of Control" shall mean a change in ownership or managerial control of the stock, assets or business of Charcoal Service Corporation resulting from one or more of the following circumstances: .

                (i) A change of control of the Company, of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act, or any successor regulation of similar import, regardless of whether the Company is subject to such reporting requirement;

                (ii) A change in ownership of Charcoal Service Corporation through a transaction or series of transactions, such that any Person or Persons (other than any current officer of the Company or member of the Board) is (are) or become(s), in the aggregate, the Beneficial Owner(s), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the Company's then outstanding securities;

                (iii) Any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the common stock of the Company would be converted into cash (other than cash attributable to dissenters' rights), securities or other property provided by a Person or Persons other than the Company, other than a consolidation or merger of the Company in which the holders of the common stock of the Company immediately prior to the consolidation or merger have approximately the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger;

                (iv) The shareholders of the Company approve a sale, transfer, liquidation or other disposition of all or substantially all of the assets of Charcoal Service Corporation to a Person or Persons;

                (v) During any period of two (2) consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period;

                (vi) The filing of a proceeding under Chapter 7 of the Federal Bankruptcy Code (or any successor or other statute of similar import) for liquidation with respect to the Company;

                (vii) The filing of a proceeding under Chapter 11 of the Federal Bankruptcy Code (or any successor or other statute of similar import) for reorganization with respect to the Company if in connection with any such proceeding, this Agreement is rejected, or a plan of reorganization is approved an element of which plan entails the liquidation of all or substantially all the assets of the Company.

A "Change of Control" shall be deemed to occur on the actual date on which any of the foregoing circumstances shall occur; provided, however, that in connection with a "Change of Control" specified in Section 1(h)(vii), a "Change of Control" shall be deemed to occur on the date of the filing of the relevant proceeding under Chapter 11 of the Federal Bankruptcy Code (or any successor or other statute of similar import). Notwithstanding the Change of Control provisions set forth above, the acquisition of CSC by Flanders shall not be considered a Change of Control, nor shall such transaction trigger any of the Change of Control provisions set forth herein;

        (i) "Change of Control Period" shall mean the period commencing on the date a Change of Control occurs and ending on the second anniversary of such Change of Control;

        (j) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time;

        (k) "Disability" shall mean a physical or mental condition whereby the Executive is unable to perform on a full-time basis the customary duties of the Executive under this Agreement;

        (l)     "Federal Short Term-Rate" shall mean the rate defined in
Section 1274(d)(1)(C)(i) of the Code;

        (m)     "Good Reason" shall mean:

                (i) The required relocation of the Executive, without the Executive's consent, to an employment location which is more than fifty (50) miles from the Executive's employment location on the day preceding the date of this Agreement;

                (ii) The removal of the Executive from or any failure to reelect the Executive to any of the positions held by the Executive as of the date of this Agreement or any other positions to which the Executive shall thereafter be elected or assigned except in the event that such removal or failure to reelect relates to the termination by the Company of the Executive's employment for Cause or by reason of death, Disability or voluntary retirement;

                (iii) A significant adverse change, without the Executive's written consent, in the nature or scope of the Executive's authority, powers, functions, duties or responsibilities, or a material reduction in the level of support services, staff, secretarial and other assistance, office space and accouterments available to a level below that which was provided to the Executive on the day preceding the date of this Agreement and that which is necessary to perform any additional duties assigned to the Executive following the date of this Agreement, which change or reduction is not generally effective for all executives employed by the Company (or its successor) in the Executive's class or category; or

                (iv) Breach or violation of any material provision of this Agreement by the Company;

        (n)     "Notice of Termination" shall mean the notice described in
Section 14 herein;

        (o) "Person" shall mean any individual, partnership, joint venture, association, trust, corporation or other entity, other than an employee benefit plan of the Company or an entity organized, appointed or established pursuant to the terms of any such benefit plan;

        (p)     "Termination Date" shall mean, except as otherwise provided in
Section 14 herein,

                (i)     The Executive's date of death;

                (ii) Thirty (30) days after the delivery of the Notice of Termination terminating the Executive's employment on account of Disability pursuant to Section 9 herein, unless the Executive returns on a full-time basis to the performance of his or her duties prior to the expiration of such period;

                (iii) Thirty (30) days after the delivery of the Notice of Termination if the Executive's employment is terminated by the Executive voluntarily; and

                (iv) Thirty (30) days after the delivery of the Notice of Termination if the Executive's employment is terminated by the Company for any reason other than death or Disability;

        (q)     "Termination Payment" shall mean the payment described in
Section 13 herein;

        (r) "Total Payments" shall mean the sum of the Termination Payment and any other "payments in the nature of compensation" (as defined in Section 28OG of the Code and the regulations adopted thereunder) to or for the benefit of the Executive, the receipt of which is contingent on a Change of Control and to which Section 28OG of the Code applies.

2.      EMPLOYMENT.

        The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

3.      TERM.

        The employment of the Executive by the Company pursuant to the provisions of this Agreement shall commence on the date hereof and end on December, 31, 2000, unless further extended or sooner terminated as hereinafter provided. On December 31, 2000, and on the last day of December each year thereafter, the term of the Executive's employment shall, unless sooner terminated as hereinafter provided, be automatically extended for an additional two year period from the date thereof unless, at least six (6) months before such December 31, the Company shall have delivered to the Executive or the Executive shall have delivered to the Company written notice that the term of the Executive's employment hereunder will not be extended beyond its existing duration (the term of employment and any extensions thereto shall be referred to as the "Period of Employment").

4.      POSITIONS AND DUTIES.

        The Executive shall serve as vice president Charcoal Service Corporation and in such additional capacities as set forth in Section 7 herein. In connection with the foregoing positions, the Executive shall have such duties, responsibilities and authority as may from time to time be assigned to the Executive by the Board. The Executive shall devote substantially all the Executive's working time and efforts to the business and affairs of the Company.

5.      PLACE OF PERFORMANCE.
        In connection with the Executive's employment by the Company, the Executive shall be based at the principal executive offices of the Company in North Carolina except for required travel on Company business.

6.      COMPENSATION AND RELATED MATTERS.

        (a) Commencing on the date hereof, ind during the Period of Employment, the Company shall pay to the Executive an annualized base salary at a rate of $115,000 in equal installments as nearly as practicable on the fifteenth and last days of each month, in arrears. Such annualized base salary shall be increased from time to time on an annual basis based on the performance of CSC as set forth below:


                   Annual Gross Sales              Base
                         of CSC                   Salary
                ------------------------    -------------------

                $       up to 15,000,000    $           115,000
                15,000,001 to 20,000,000                130,000
                20,000,001 to 25,000,000                150,000
                25,000,001 to 30,000,000                175,000

Adjustments to base salary shall be made in March of each year based on the performance of CSC for the previous calendar year.

        (b) During the Period of Employment, the Executive shall receive annual bonuses based on the following:


            Operating Margin as a                Bonus
               percent of Sales          (as % of Base Salary)
        -----------------------------    ---------------------

        Greater than 10%                         30.0%
        9.0% to 9.9%                             22.5%
        8.0% to 8.9%                             15.0%
        7.0% to 7.9%                             10.5%
        6.0% to 6.9%                              7.5%
        Below 6.0%                                  0

For purposes of this section "Operating Margins" shall be defined as net income from operations as a percent of sales pursuant to the audited financial statements.

        (c) During the term of the Executive's employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including all business travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures presently established by the Company.

        (d) The Executive hereby is granted a non-qualified stock option (the "Option") to purchase 10,000 shares of common stock of Flanders, at an exercise price of $_ per share, the fair market value of the stock on the effective date of this Agreement. Executive shall also be granted, on each anniversary date of thir agreement throughout the Pe@rio@ of E Employment, 'Options under the Flanders Employee Stock Option Plan to purchase 10,000 shares (per year) of common stock of Flanders at an exercise price equal to the fair market value of the stock on the date of grant. Each option may be exercised, in whole or in part, at any time subsequent to six months from the date of issuance and prior to the Expiration Date as defined in each Stock Option Agreement. Flanders and Executive shall enter into a standard form of Stock Option Agreement evidencing each such Option as set forth in Exhibit A.

        (e) The Executive shall be entitled to the number of vacation days in each calendar year, and to compensation in respect of earned but unused vacation days, determined in accordance with the Company's vacation plan or policy. The Executive shall also be entitled to all paid holidays provided by the Company to its executives. The Executive shall also be entitled to all other benefits provided by the Company to its general employees.

7.      OFFICES.

        The Executive agrees to serve without additional compensation, if elected or appointed thereto, as a member of the Board of Directors of CSC or any other subsidiary of the Company; provided, however, that the Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided in the Company's bylaws, or otherwise.

8.      TERMINATION AS A RESULT OF DEATH.

        If the Executive shall die during the term of this Agreement, the Executive's employment shall terminate on the Executive's date of death and the Executive's surviving spouse, or the Executive's estate if the Executive dies without a surviving spouse, shall be entitled to the Executive's Accrued Benefits as of the Termination Date and any applicable Termination Payment.

9.      TERMINATION FOR DISABILITY.

        If, as a result of the Executive's Disability, the Executive shall have been unable to perform the Executive's duties hereunder on a full-time basis for four (4) consecutive months and within sixty (60) days after the Company provides the Executive with a Termination Notice, the Executive shall not have returned to the performance of the Executive's duties on a full-time basis, the Company may terminate the Executive's employment, subject to Section 14 herein. During the term of the Executive's Disability prior to termination, the Executive shall continue to receive all salary and benefits payable under
Section 6 herein, including participation in all employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Disability; provided, however, that the Executive's continued participation is permitted under the terms and provisions of such plans, programs and arrangements. In the event that the Executive's participation in any such plan, program or arrangement is barred as the result of such Disability, the Executive shall be entitled to receive an amount equal to the contributions, payments, credits or allocations which would have been paid by the Company to the Executive, to the Executive's account or on the Executive's behalf under such plans, programs and arrangements. In the event the Executive's employment is terminated on account of the Executive's Disability in accordance with this Section 9, the Executive shall receive the Executive's Accrued Benefits as of the Termination Date and shall remain eligible for all benefits provided by any long-term disability programs of the Company, in effect at the time of such termination. The Executive shall also be entitled to the Termination Benefit described in Section 13(a).

10.     TERMINATION FOR CAUSE.

        If the Executive's employment with the Company is terminated by the Company for Cause, subject to the procedures set forth in Section 14 herein, the Executive shall be entitled to receive the Executive's Accrued Benefits as of the Termination Date. The Executive shall not be entitled to receipt of any Termination Payment.

11.     OTHER TERMINATION BY COMPANY.

        If the Executive's employment with the Company is terminated by the Company other than by reason of death, Disability or Cause, subject to the procedures set forth in Section 14 herein, the Executive (or in the event of the Executive's death following the Termination Date, the Executive's surviving spouse or the Executive's estate if the Executive dies without a surviving spouse) shall receive the applicable Termination Payment and other benefits described in Sections 6(b) through 6(e) herein. The Executive shall not, in connection with any consideration receivable in accordance with this Section 11, be required to mitigate the amount of such consideration by securing other employment or otherwise and such consideration shall not be reduced by reason of the Executive securing other employment or for any other reason. Furthermore the non compete sections of this agreement will no longer apply and the employee will be able to seek employment where ever he may desire.

12.     VOLUNTARY TERMINATION BY EXECUTIVE.

        From and after December 31, 1996, provided that the Executive furnishes six (6) months prior written notice to the Company, the Executive shall have the right to voluntarily terminate this Agreement at any time. If the Executive's voluntary termination is without Good Reason, the Executive shall receive the Executive's Accrued Benefits as of the Termination Date and shall not be entitled to any Termination Payment. ff the Executive's voluntary termination is for Good Reason, the Executive (or in the event of the Executive's death following the Termination Date, the Executive's surviving spouse or the Executive's estate ff the Executive dies without a surviving spouse) shall receive the applicable Termination Payment. The Executive shall not, in connection with any consideration receivable in accordance with this Section 12, be required to mitigate the amount of such consideration by securing other employment or otherwise and such consideration shall not be reduced by reason of the Executive securing other employment or for any other reason. Furthermore, if the ExecutiveAEs voluntary termination is for Good Reason, the non-compete sections of this Agreement will no longer apply and the Executive will be able to seek employment where ever he may desire.

13.     TERMINATION PAYMENT.

        (a) If the Executive's employment is terminated as a result of death or disability, the lump sum Termination Payment payable to the Executive shall be equal to the Executive's then current annual base salary;

        (b) If, during the first twelve (12) months, the Executive's employment is terminated by the Executive for Good Reason or by the Company for any reason other than death, disability or Cause, the Termination Payment payable to the Executive by the Company or an affiliate of the Company shall be one hundred fifty percent (150%) of the current annual base salary. Thereafter, the Termination Payment payable to the Executive by the Company or an affiliate of the Company will be two hundred percent (200%) of the amount includable in gross income of the Executive during the preceding one (1) year period ending on the Executive's Termination date;

        (c) If, during a Change of Control Period occurring within the first twelve (12) months, the Executive's employment is terminated by the Executive for Good Reason or by the Company for any reason other than death, Disability, or Cause, the Termination Payment payable to the Executive by the Company or an affiliate of the Company shall be one and one-half (1.5) times the current annual base salary. Thereafter, the Termination Payment payable to the Executive by the Company or an affiliate of the Company shall be one and one-half (1.5) times the amount includable in gross income of the Executive during the preceding one (1) year period ending on the Executive's Termination date;

        (d) It is the intention of the Company and the Executive that no portion of the Termination Payment and any other "payments in the nature of compensation" (as defined in Section 28OG of the Code and the regulations adopted thereunder) to or for the benefit of the Executive under this Agreement, or under any other agreement, plan or arrangement, be deemed to be an "excess parachute payment" as defined in Section 28OG of the Code. It is agreed that the present value of the Total Payments shall not exceed an amount equal to two and ninety-nine hundredths (2.99) times the Executive's Base Period Income, which is the maximum amount which the Executive may receive without becoming subject to the tax imposed by Section 4999 of the Code or which the Company may pay without loss of deduction under Section 28OG(a) of the Code. Present value for purposes of this Agreement shall be calculated in accordance with the regulations issued under Section 28OG of the Code. Within sixty (60) days following delivery of the Notice of Termination or notice by the Company to the Executive of its belief that there is a payment or benefit due the Executive which will result in an excess parachute payment as defined in Section 28OG of the Code, the Executive and the Company shall, at the Company's expense, obtain such opinions as more fully described hereafter, which need not be unqualified, of legal counsel and certified public accountants or a firm of recognized executive compensation consultants. The Executive shall select said legal counsel, certified public accountants and executive compensation consultants; provided, however, that if the Company does not accept one (1) or more of the parties selected by the Executive, the Company shall provide the Executive with the names of such legal counsel, certified public accountants and/or executive compensation consultants as the Company may select; provided, further, however, that if the Executive does not accept the party or parties selected by the Company, the legal counsel, certified public accountants and/or executive compensation consultants selected by the Executive and the Company, respectively, shall select the legal counsel, certified public accountants and/or executive compensation consultants, whichever is applicable, who shall provide the opinions required by this Section 13(d). The opinions required hereunder shall set forth (a) the amount of the Base Period Income of the Executive, (b) the present value of Total Payments and
(c) the amount and present value of any excess parachute payments. In the event that such opinions determine that there would be an excess parachute payment, the Termination Payment or any other payment determined by such counsel to be includable in Total Payments shall be reduced or eliminated as specified by the Executive in writing delivered to the Company within thirty (30) days of his or her receipt of such opinions or, if the Executive fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculation set forth in such opinions there will be no excess parachute payment. The provisions of this Section 13(d), including the calculations, notices and opinions provided for herein shall be based upon the conclusive presumption that the compensation and benefits provided for in Section 6 herein and any other compensation, including but not limited to the Accrued Benefits, earned on or after the date of Change of Control by the Executive pursuant to the Company's compensation programs if such payments would have been made in the future in any event, even though the timing of such payment is triggered by the Change of Control, are reasonable compensation for services rendered prior to the Change of Control; provided, however, that in the event legal counsel so requests in connection with the opinion required by this Section 13(d), a firm of recognized executive compensation consultants, selected by the Executive and the Company pursuant to the procedures set forth above, shall provide an opinion, upon which such legal counsel may rely, as to the reasonableness of any item of compensation as reasonable compensation for services rendered prior to the Change of Control by the Executive. In the event that the provisions of Sections 28OG and 4999 of the Code are repealed without succession, this Section 13(d) shall be of no further force or effect;

        (e) The Termination Payment shall be payable in a lump sum not later than ten (10) days following the Executive's Termination Date. Such lump sum payment shall not be reduced by any present value or similar factor. Further, the Executive shall not be required to mitigate the amount of such payment by securing other employment or otherwise and such payment shall not be reduced by reason of the Executive securing other employment or for any other reason.

14.     TERMINATION NOTICE AND PROCEDURE.

        Any termination by the Company or the Executive of the Executive's employment during the Employment Period shall be communicated by written Notice of Termination to the Executive, if such Notice of Termination is delivered by the Company, and to the Company, ff such Notice of Termination is delivered by the Executive, all in accordance with the following procedures:

        (a) The Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances alleged to provide a basis for termination;

        (b) Any Notice of Termination by the Company shall be approved by a resolution duly adopted by a majority of the directors of the Company then in office;

        (c) If the Executive shall in good faith furnish a Notice of Termination for Good Reason and the Company notifies the Executive that a dispute exists concerning the termination, within the fifteen (15) day period following the Company's receipt of such notice, the Executive shall continue the Executive's employment during such dispute. If it is thereafter determined that (i) Good Reason did exist, the Executive's Termination Date shall be the earlier of (A) the date on which the dispute is finally determined, either by mutual written agreement of the parties or pursuant to Section 15 herein, (B) the date of the Executive's death or (C) one day prior to the second (2nd) anniversary of a Change of Control, and the Executive's Termination Payment, if applicable, shall reflect events occurring after the Executive delivered the Executive's Notice of Termination; or (id) Good Reason did not exist, the employment of the Executive shall continue after such determination as if the Executive had not delivered the Notice of Termination asserting Good Reason;

        (d) If the Executive gives notice to terminate his employment for Good Reason and a dispute arises as to the validity of such dispute, and the Executive does not continue his employment during such dispute, and it is finally determined that the reason for termination set forth in such Notice of Termination did not exist, if such notice was delivered by the Executive, the Executive shall be deemed to have voluntarily terminated the Executive's employment other than for Good Reason.

15.     NONDISCLOSURE OF PROPRIETARY INFORMATION.

        Recognizing that the Company is presently engaged, and may hereafter continue to be engaged, in the research and development of processes, the manufacturing of products or performance of services, which involve experimental and inventive work and that the success of its business depends upon the protection of the processes, products and services by patent, copyright or by secrecy and that the Executive has had, or during the course of his engagement may have, access to Proprietary Information, as hereinafter defined, of the Company or other information and data of a secret or proprietary nature of the Company which the Company wishes to keep confidential and the Executive has furnished, or during the course of his engagement may furnish, such information to the Company, the Executive agrees that

        (a)   "Proprietary   Information"   shall  mean  any  and  all  methods,
inventions, improvements or discoveries, whether or not patentable or copyrightable, and any other information of a similar nature related to the business of the Company disclosed to the Executive or otherwise made known to him as a consequence of or through his engagement by the Company (including information originated by the Executive) in any technological area previously developed by the Company or developed, engaged in, or researched, by the Company during the term of the Executive's engagement, including, but not limited to, trade secrets, processes, products, formulae, apparatus, techniques, know-how, marketing plans, data, improvements, strategies, forecasts, customer lists, and technical requirements of customers, unless such information is in the public domain to such an extent as to be readily available to competitors.

        (b) The Executive acknowledges that the Company has exclusive property rights to all Proprietary Information and the Executive hereby assigns all rights he might otherwise possess in any Proprietary Information to the Company. Except as required in the performance of his duties to the Company or otherwise as required by law, the Executive will not at any time during or after the term of his engagement, which term shall include any time in which the Executive may be retained by the Company as a consultant, directly or indirectly use, communicate, disclose or disseminate any Proprietary Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company, its products, customers, processes and services, including information relating to testing, research, development, manufacturing, marketing and selling.

        (c) AU documents, records, notebooks, notes, memoranda and similar repositories of, or containing, Proprietary Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company or its operations and activities made or compiled by the Executive at any time or made available to him prior to or during the term of his engagement by the Company, including any and all copies thereof, shall be the property of the Company, shall be held by him in trust solely for the benefit of the Company, and shall be delivered to the Company by him on the termination of his engagement or at any other time on the request of the Company.

        (d) The Executive will not assert any rights under any inventions, copyrights, discoveries, concepts or ideas, or improvements thereof, or know-how related thereto, as having been made or acquired by him prior to his being engaged by the Company or during the term of his engagement if based on or otherwise related to Proprietary Information.

16.     ASSIGNMENT OF INVENTIONS.

        (a) For purposes of this Paragraph 16, the term "Inventions" shall mean discoveries, concepts, and ideas, whether patentable or copyrightable or not, including but not limited to improvements, know-how, data, processes, methods, formulae, and techniques, as well as improvements thereof or know-how related thereto, concerning any past, present or prospective activities of the Company which the Executive makes, discovers or conceives (whether or not during the hours of his engagement or with the use of the Company's facilities, materials or personnel), either solely or jointly with others during his engagement by the Company or any affiliate and, if based on or related to Proprietary Information, at any time after termination of such engagement. All inventions shall be the sole property of the Company, and Executive agrees to perform the provisions of this paragraph 16 with respect thereto without the payment by the Company of any royalty or any consideration therefor other than the regular compensation paid to the Executive in the capacity of an employee or consultants

        (b) The Executive shall maintain written notebooks in which he shall set forth, on a current basis, information as to all Inventions, describing in detail the procedures employed and the results achieved as well as information as to any studies or research projects undertaken on the Company's behalf. The written notebooks shall at all times be the property of the Company and shall be surrendered to the Company upon termination of his engagement or, upon request of the Company, at any time prior thereto.

        (c) The Executive shall apply, at the Company's request and expense, for United States and foreign letters patent or copyrights either in the Executive's name or otherwise as the Company shall desire.

        (d) The Executive hereby assigns to the Company all of his rights to such Inventions, and to applications for United States and/or foreign letters patent or copyrights and to United States and/or foreign letters patent or copyrights granted upon such Inventions.

        (e) The Executive shall acknowledge and deliver promptly to the Company, without charge to the Company, but at its expense, such written instruments (including applications and assignments) and do such other acts, such as giving testimony in support of the Executive's inventorship, as may be necessary in the opinion of the Company to obtain, maintain, extend, reissue and enforce United States and/or foreign letters patent and copyrights relating to the Inventions and to vest the entire right and title thereto in the Company or its nominee. The Executive acknowledges and agrees that any copyright developed or conceived of by the Executive during the term of Executive's employment which is related to the business of the Company shall be a "work for hire" under the copyright law of the United States and other applicable jurisdictions.

        (f) The Executive represents that his performance of all the terms of this Agreement and as an employee of or consultant to the Company does not and will not breach any trust prior to his employment by the Company. The Executive agrees not to enter into any agreement either written or oral in conflict herewith and represents and agrees that he has not brought and will not bring with him to the Company or use in the performance of his responsibilities at the Company any materials or documents of a former employer which are not generally available to the public, unless he has obtained written authorization from the former employer for their possession and use, a copy of which has been provided to the Company.

        (g) No provisions of this Paragraph shall be deemed to limit the restrictions applicable to the Executive under Paragraph 15.

17.     SHOP RIGHTS.

        The Company shall also have the royalty-free right to use in its business, and to make, use and sell products, processes and/or services derived from any inventions, discoveries, concepts and ideas, whether or not patentable, including but not limited to processes, methods, formulas and techniques, as well as improvements thereof or know how related thereto, which are not within the scope of Inventions as defined in Paragraph 16 but which are conceived or made by the Executive during the period he is engaged by the Company or with the use or assistance of the Company's facilities, materials or personnel.

18.     NON-COMPETE.

        The Executive hereby agrees that during the term of this Agreement the Executive will not:

        (a) Within any jurisdiction or marketing area in the United States in which the Company or any subsidiary thereof is doing business, own, manage, operate or control any business of the type and character engaged in and competitive with the Company or any subsidiary thereof. For purposes of this paragraph, ownership of securities of not in excess of five percent (5%) of any class of securities of a public company shall not be considered to be competition with the Company or any subsidiary thereof; or

        (b) Within any jurisdiction or marketing area in the United States in which the Company or any subsidiary thereof is doing business, act as, or become employed as, an officer, director, employee, consultant or agent of any business of the type and character engaged in and competitive with the Company or any of its subsidiaries; or

        (c) Solicit any similar business to that of the Company's for, or sell any products that are in competition with the Company's products to, any company in the United States, which is, as of the date hereof, a customer or client of the Company or any of its subsidiaries, or was such a customer or client thereof within two years prior to the date of this Agreement; or

        (d) Solicit the employment of, or hire, any full time employee employed by the Company or its subsidiaries as of the date of termination of this Agreement.

19.     REMEDIES AND JURISDICTION.

        (a) The Executive hereby acknowledges and agrees that a breach of the agreements contained in this Agreement will cause irreparable harm and damage to the Company, that the remedy at law for the breach or threatened breach of the agreements set forth in this Agreement will be inadequate, and that, in addition to all other remedies available to the Company for such breach or threatened breach (including, without limitation, the right to recover damages), the Company shall be entitled to injunctive relief for any breach or threatened breach of the agreements contained in this Agreement;

        (b) All claims, disputes and other matters in question between the parties arising under this Agreement, shall, unless otherwise provided herein, be decided by arbitration in Raleigh, North Carolina, in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association (including such procedures governing selection of the specific arbitrator or arbitrators), unless the parties mutually agree otherwise. The Company shall pay the costs of any such arbitration. The award by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any state or Federal court having jurisdiction thereof.

20.     ATTORNEYSAE FEES.

        In the event that either party hereunder institutes any legal proceedings in connection with its rights or obligations under this Agreement, the prevailing party in such proceeding shall be entitled to recover from the other party, all costs incurred in connection with such proceeding, including reasonable attorneys' fees, together with interest thereon from the date of demand at the rate of twelve percent (12%) per annum.

21.     SUCCESSORS.

        This Agreement and all rights of the Executive shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. In the event of the Executive's death, all amounts pavable to the Executive under this Agreement shall be paid to the Executive's surviving spouse, or the Executive's estate if the Executive dies without a surviving spouse. This Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor, surviving or resulting corporation or other entity to which all or substantially all of the business and assets of the Company shall be transferred whether by merger, consolidation, transfer or sale.

22.     ENFORCEMENT.

        The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

23.     AMENDMENT OR TERMINATION.

        This Agreement may not be amended or terminated during its term, except by written instrument executed by the Company and the Executive.

24.     SURVIVABILITY.

        The provisions of paragraphs 15,16,17 and 18 shall survive termination of this Agreement.

25.     ENTIRE AGREEMENT.

        This Agreement sets forth the entire agreement between the Executive and the Company with respect to the subject matter hereof, and supersedes all prior oral or written agreements, negotiations, commitments and understandings with respect thereto.

26.     VENUE; GOVERNING LAW.

        This Agreement and the Executive's and Company's respective rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of North Carolina without giving effect to the provisions, principles, or policies thereof relating to choice or conflict laws. 27. NOTICE. Notices given pursuant to this Agreement shall be in writing and shall be deemed given when received, and if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid, ff to the Company, to:

        Flanders Corporation
        531 Flanders Filters Road
        Washington, NC 27889

        Snell & Wilmer
        Attn: William C. Gibbs
        111 East Broadway, Suite 900
        Salt Lake City, UT  84111-1004


or to such other address as the Company shall have given to the Executive or, if to the Executive, to such address as the Executive shall have given to the Company.

28.     NO WAIVER.

        No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

29.     HEADINGS.

        The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

30.     COUNTERPARTS.

        This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.



        IN WITNESS WHEREOF, the Company, has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, on the date and year first above written.

                              FLANDERS CORPORATION


                                        By:__________________________________

                                        Its:_________________________________

                                        CHARCOAL SERVICE CORPORATION

                                        By:__________________________________

                                        Its:_________________________________



                                        EXECUTIVE



                                        /s/ John Cherry
                                        -------------------------------------
                                        John Cherry

                                   EMPLOYMENT
                                    AGREEMENT

        THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the lst day of March, 1996, by and between FLANDERS CORPORATION, a North Carolina corporation ("Flanders"), CHARCOAL SERVICE CORPORATION, a North
Carolina corporation ("CSC") (Flanders and CSC are sometimes collectively referred to as the "Company"), and JIM EDWARDS (hereinafter referred to as the "Executive").

                                   WITNESSETH:

        WHEREAS, the Company desires to have the benefit of the Executive's efforts and services;

        WHEREAS, the Executive is currently employed at Charcoal Service Corporation;

        WHEREAS, the Company recognizes that circumstances may arise in which a change in the control of CSC through the proposed acquisition by Flanders may cause increased uncertainty of continued employment of the Executive without regard to the Executive's competence or past contributions;

        WHEREAS, such uncertainties may result in the loss of valuable services of the Executive to the detriment of the Company and its shareholders;

        WHEREAS, the Company and the Executive wish to provide reasonable security to the Executive against changes in the Executive's relationship with the Company and to provide a mechanism for continuing employment with the Company after consummation of the acquisition;

        WHEREAS, the Company and the Executive are desirous that a proposal for change in the operation of the Company will be considered by the Executive objectively, and with reference to the business interests of the Company and its shareholders; and

        WHEREAS, the Executive will be in a better position to consider the best interests of the Company if the Executive is afforded reasonable security, as provided in this Agreement, against altered conditions of employment which may result as a result of the acquisition of CSC by Flanders.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:

1.      DEFINITIONS.

        Whenever used in this Agreement, the following terms shall have the meanings set forth below:

        (a) "Accrued  Benefits" shall mean the amount payable not later than ten
(10) days following an applicable Termination Date and which shall be equal to the sum of the following amounts:

                (i)     AU salary earned or accrued through the Termination
Date;

                (ii) Reimbursement for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive through the Termination Date;

                (iii) Any and all other cash benefits previously earned through the Termination Date and deferred at the election of the Executive or pursuant to any deferred compensation plans then in effect; ,

                (iv) The full amount of any stated bonus payable to the Executive in accordance with Section 6(b) herein with respect to the year in which termination occurs; and

                (v) All other payments and benefits to which the Executive may be entitled under the terms of any benefit plan of the Company.

        (b)     "Act" shall mean the Securities Exchange Act of 1934;

        (c) "Affiliate" shall have the same meaning as given to that term in Rule 12b-2 of Regulation 12B promulgated under the Act;

        (d) "Base Period Income" shall be an amount equal to the Executive's "annualized includable compensation" for the "base period" as defined in Sections 28OG(d)(1) and (2) of the Code and the regulations adopted thereunder;

        (e) "Beneficial Owner" shall have the same meaning as given to that term in Rule 13d-3 of the General Rules and Regulations of the Act, provided that any pledgee of Company voting securities shall not be deemed to be the Beneficial Owner thereof prior to its disposition of, or acquisition of voting rights with respect to, such securities;

        (f) "Board" shall mean the Board of Directors of the Charcoal Service Corporation;

        (g)     "Cause" shall mean any of the following:

                (i) The engaging by the Executive in fraudulent conduct, as evidenced by a determination in a binding and final judgment, order or decree of a court or administrative agency of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, in an action, suit or proceeding, whether civil, criminal, administrative or investigative, which the Board determines, in its sole discretion, has a significant adverse impact on the Company in the conduct of the Company's business;

                (ii) Conviction of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, which the Board determines, in its sole discretion, has a significant adverse impact on the Company in the conduct of the Company's business;

                (iii) Neglect or refusal by the Executive to perform the Executive's duties or responsibilities (unless significantly changed without the Executive's consent); or
                (iv) A significant violation by the Executive of the Company's established policies and procedures;

Notwithstanding the foregoing, Cause shall not exist under Sections 1 (g) (iii) and (iv) herein unless the Company furnishes written notice to the Executive of the specific offending conduct and the Executive fails to correct such offending conduct within the @ (30) day period commencing on the receipt of such notice.

        (h) "Change of Control" shall mean a change in ownership or managerial control of the stock, assets or business of Charcoal Service Corporation resulting from one or more of the following circumstances:

                (i) A change of control of the Company, of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act, or any successor regulation of similar import, regardless of whether the Company is subject to such reporting requirement;

                (ii) A change in ownership of Charcoal Service Corporation through a transaction or series of transactions, such that any Person or Persons (other than any current officer of the Company or member of the Board) is (are) or become(s), in the aggregate, the Beneficial Owner(s), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the Company's then outstanding securities;

                (iii) Any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the common stock of the Company would be converted into cash (other than cash attributable to dissenters' rights), securities or other property provided by a Person or Persons other than the Company, other than a consolidation or merger of the Company in which the holders of the common stock of the Company immediately prior to the consolidation or merger have approximately the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger;

                (iv) The shareholders of the Company approve a sale, transfer, liquidation or other disposition of all or substantially all of the assets of Charcoal Service Corporation to a Person or Persons;
                (v) During any period of two (2) consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period;

                (vi) The filing of a proceeding under Chapter 7 of the Federal Bankruptcy Code (or any successor or other statute of similar import) for liquidation with respect to the Company;

                (vii) The filing of a proceeding under Chapter 11 of the Federal Bankruptcy Code (or any successor or other statute of similar import) for reorganization with respect to the Company if in connection with any such proceeding, this Agreement is rejected, or a plan of reorganization is approved an element of which plan entails the liquidation of all or substantially all the assets of the Company.

A "Change of Control" shall be deemed to occur on the actual date on which any of the foregoing circumstances shall occur; provided, however, that in connection with a "Change of Control" specified in Section 1(h)(vii), a "Change of Control" shall be deemed to occur on the date of the filing of the relevant proceeding under Chapter 11 of the Federal Bankruptcy Code (or any successor or other statute of similar import). Notwithstanding the Change of Control provisions set forth above, the acquisition of CSC by Flanders shall not be considered a Change of Control, nor shall such transaction trigger any of the Change of Control provisions set forth herein;

        (i) "Change of Control Period" shall mean the period commencing on the date a Change of Control occurs and ending on the second anniversary of such Change of Control;

        (j) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time;

        (k) "Disability" shall mean a physical or mental condition whereby the Executive is unable to perform on a full-time basis the customary, duties of the Executive under this Agreement;
        (l)     "Federal Short Term-Rate" shall mean the rate defined in
Section 1274(d)(1)(C)(i) of the Code;

        (m)     "Good Reason" shall mean:

                (i) The required relocation of the Executive, without the Executive's consent, to an employment location which is more than fifty (50) miles from the Executive's employment location on the day preceding the date of this Agreement;

                (ii) The removal of the Executive from or any failure to reelect the Executive to any of the positions held by the Executive as of the date of this Agreement or any other positions to which the Executive shall thereafter be elected or assigned except in the event that such removal or failure to reelect relates to the termination by the Company of the Executive's employment for Cause or by reason of death, Disability or voluntary retirement,

                (iii) A significant adverse change, without the Executive's written Lonsent, in the nature or scope of the Executive's authorihr, powers, functions, duties or responsibilities, or a material reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements available to a level below that which was provided to the Executive on the day preceding the date of this Agreement and that which is necessary to perform any additional duties assigned to the Executive following the date of this Agreement, which change or reduction is not generally effective for all executives employed by the Company (or its successor) in the Executive's class or category; or

                (iv) Breach or violation of any material provision of this Agreement by the Company;

        (n)     "Notice of Termination" shall mean the notice described in
Section 14 herein;

        (o) "Person" shall mean any individual, partnership, joint venture, association, trust, corporation or other entity, other than an employee benefit plan of the Company or an entity organized, appointed or established pursuant to the terms of any such benefit plan;

        (p)     "Termination Date" shall mean, except as otherwise provided in
Section 14 herein,

                (i)     The Executive's date of death;

                (ii) Thirty (30) days after the delivery of the Notice of Termination terminating the Executive's employment on account of Disability pursuant to Section 9 herein, unless the Executive returns on a full-time basis to the performance of his or her duties prior to the expiration of such period;

                (iii) Thirty (30) days after the delivery of the Notice of Termination if the Executive's employment is terminated by the Executive voluntarily; and

                (iv) Thirty (30) days after the delivery of the Notice of Termination if the Executive's employment is terminated by the Company for any reason other than death or Disability;

        (q)     "Termination Payment" shall mean the payment described in
Section 13 herein;

        (r) "Total Payments" shall mean the sum of the Termination Payment and any other "payments in the nature of compensation" (as defined in Section 28OG of the Code and the regulations adopted thereunder) to or for the benefit of the Executive, the receipt of which is contingent on a Change of Control and to which Section 28OG of the Code applies.

2.      EMPLOYMENT.

        The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

3.      TERM.

        The employment of the Executive by the Company pursuant to the provisions of this Agreement shall commence on the date hereof and end on December, 31, 2000, unless further extended or sooner terminated as hereinafter provided. On December 31, 2000, and on the last day of December each year thereafter, the term of the Executive's employment shall, unless sooner terminated as hereinafter provided, be automatically extended for an additional two year period from the date thereof unless, at least six (6) months before such December 31, the Company shall have delivered to the Executive or the Executive shall have delivered to the Company written notice that the term of the Executive's employment hereunder will not be extended beyond its existing duration (the term of employment and any extensions thereto shall be referred to as the "Period of Employment"). After the Period of Employment, Executive shall continue to serve the Company as a consultant and shall continue to abide by the covenant not to compete set forth in Section 15 until December 3, 2005 (the "Consulting Period").


4.      POSITIONS AND DUTIES.

        The Executive shall serve as president Charcoal Service Corporation and in such additional capacities as set forth in Section 7 herein. In connection with tl-ie foregoing positions, the Executive shall have such duties, responsibilities and authority as may from time to time be assigned to the Executive by the Board. The Executive shall devote substantially all the Executive's working time and efforts to the business and affairs of the Company.

5.      PLACE OF PERFORMANCE.

        In connection with the Executive's employment by the Company, the Executive shall be based at the principal executive offices of the Company in North Carolina except for required travel on Company business.

6.      COMPENSATION AND RELATED MATTERS.

        (a) Commencing on the date hereof, and during the Period of Employment, the Company shall pay to the Executive an annualized base salary at a rate of $115,000 in equal installments as nearly as practicable on the fifteenth and last days of each month, in arrears. Such annualized base salary shall be increased from time to time on an annual basis based on the performance of CSC as set forth below:

                   Annual Gross Sales              Base
                ------------------------    -------------------
                        of CSC                   Salary
                ------------------------    -------------------

                up to 15,000,000            $           115,000
                15,000,001 to 20,000,000                130,000
                20,000,001 to 25,000,000                150,000
                25,000,001 to 30,000,000                175,000



Adjustments to base salary shall be made in March of each year based on the performance of CSC for the previous calendar year.

        (b) During the Period of Employment, the Executive shall receive annual bonuses based on the following:

            Operating Margin as a                Bonus
               percent of Sales          (as % of Base Salary)
        -----------------------------    ---------------------

        Greater than 10%                         30.0%
        9.0% to 9.9%                             22.5%
        8.0% to 8.9%                             15.0%
        7.0% to 7.9%                             10.5%
        6.0% to 6.9%                              7.5%
        Below 6.0%                                  0

For purposes of this section "Operating Margins" shall be defined as net income from operations as a percent of sales pursuant to the audited financial statements.

        (c) During the Consulting Period, the Company shall pay to the Executive a consulting fee of $5,000 per year, plus an appropriate hourly rate to be determined by the parties. As long as Company makes such payments each year, Executive shall be obligated to comply with the covenant not to compete set forth in Section 15.


        (d) During the term of the Executive's employment and consulting hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including all business travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures presently established by the Company.


        (e) The Executive hereby is granted a non-qualified stock option (the "Option") to purchase 10,000 shares of common stock of Flanders, at an exercise price of $_____ per share, the fair market value of the stock on the effective date of this Agreement. Executive shall also be granted, on each anniversary date of this agreement throughout the Period of Employment, Options under the Flanders Employee Stock Option Plan to purchase 10,000 shares (per year) of common stock of Flanders at an exercise price equal to the fair market value of the stock on the date of grant. Each Option may be exercised, in whole or in part, at any time subsequent to six months from the date of issuance and prior to the Expiration Date as defined in each Stock Option Agreement. Flanders and Executive shall enter into a standard form of Stock Option Agreement evidencing each such Option as set forth in Exhibit A.

        (f) The Executive shall be entitled to the number of vacation days in each calendar year, and to compensation in respect of earned but unused vacation days, determined in accordance with the Company's vacation plan or policy. The Executive shall also be entitled to all paid holidays provided by the Company to its executives. The Executive shall also be entitled to all other benefits provided by the Company to its general employees.

7.      OFFICES.

        The Executive agrees to serve without additional compensation, if elected or appointed thereto, as a member of the Board of Directors of CSC or any other subsidiary of the Company; provided, however, that the Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided in the Company's bylaws, or otherwise.

8.      TERMINATION AS A RESULT OF DEATH.

        If the Executive shall die during the term of this Agreement, the Executive's employment shall terminate on the Executive's date of death and the Executive's surviving spouse, or the Executive's estate if the Executive dies without a surviving spouse, shall be entitled to the Executive's Accrued Benefits as of the Termination Date and any applicable Termination Payment.

9.      TERMINATION FOR DISABILITY.

        If, as a result of the Executive's Disability, the Executive shall have been unable to perform the Executive's duties hereunder on a full-time basis for four (4) consecutive months and within sixty (60) days after the Company provides the Executive with a Termination Notice, the Executive shall not have returned to the performance of the Executive's duties on a full-time basis, the Company may terminate the Executive's employment, subject to Section 14 herein. During the term of the Executive's Disability prior to termination, the Executive shall continue to receive all salary and benefits payable under
Section 6 herein, including participation in all employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Disability; provided, however, that the Executive's continued participation is permitted under the terms and provisions of such plans, programs and arrangements. In the event that the Executive's participation in any such plan, program or arrangement is barred as the result of such Disability, the Executive shall be entitled to receive an amount equal to the contributions, payments, credits or allocations which would have been paid by the Company to the Executive, to the Executive's account or on the Executive's behalf under such plans, programs and arrangements. In the event the Executive's employment is terminated on account of the Executive's Disability in accordance with this Section 9, the Executive shall receive the Executive's Accrued Benefits as of the Termination Date and shall remain eligible for all benefits provided by any long-term disability programs of the Company in effect at the time of such termination. The Executive shall also be entitled to the Termination Benefit described in Section 13(a).

10.     TERMINATION FOR CAUSE.

        If the Executive's employment with the Company is terminated by the Company for Cause, subject to the procedures set forth in Section 14 herein, the Executive shall be entitled to receive the Executive's Accrued Benefits as of the Termination Date. The Executive shall not be entitled to receipt of any Termination Payment.

11.     OTHER TERMINATION BY COMPANY.

        If the Executive's employment with the Company is terminated by the Company other than by reason of death, Disability or Cause, subject to the procedures set forth in Section 14 herein, the Executive (or in the event of the Executive's death following the Termination Date, the Executive's surviving spouse or the Executive's estate if the Executive dies without a surviving spouse) shall receive the applicable Termination Payment and other benefits described in Sections 6(b) through 6(e) herein. The Executive shall not, in connection with any consideration receivable in accordance with this Section 11, be required to mitigate the amount of such consideration by securing other employment or otherwise and such consideration shall not be reduced by reason of the Executive securing other employment or for any other reason. Furthermore the non compete sections of this agreement will no longer apply and the employee will be able to seek employment where ever he may desire.

12.     VOLUNTARY TERMINATION BY EXECUTIVE.

        From and after December 31, 1996, provided that the Executive furnishes six (6) months prior written notice to the Company, the Executive shall have the right to voluntarily terminate this Agreement at any time. If the Executive's voluntary termination is without Good Reason, the Executive shall receive the Executive's Accrued Benefits as of the Termination Date and shall not be entitled to any Termination Payment. If the Executive's voluntary termination is for Good Reason, the Executive (or in the event of the Executive's death following the Termination Date, the Executive's surviving spouse or the Executive's estate if the Executive dies without a surviving spouse) shall receive the applicable Termination Payment. The Executive shall not, in connection with any consideration receivable in accordance with this Section 12, be required to mitigate the amount of such consideration by securing other employment or otherwise and such consideration shall not be reduced by reason of the Executive securing other employment or for any other reason. Furthermore, if the Executive's voluntary termination is for Good Reason, the non-compete sections of this Agreement will no longer apply and the Executive will be able to seek employment where ever he may desire.

13.     TERMINATION PAYMENT.

        (a) If the Executive's employment is terminated as a result of death or disability, the lump sum Termination Payment payable to the Executive shall be equal to the Executive's then current annual base salary;

        (b) If, during the first twelve (12) months, the Executive's employment is terminated by the Executive for Good Reason or by the Company, for any reason other than death, disability or Cause, the Termination Payment payable to the Executive by the Company or an affiliate of the Company shall be one hundred fifty percent (150%) of the current annual base salary. Thereafter, the Termination Payment payable to the Executive by the Company or an affiliate of the Company will be two hundred percent (200%) of the amount includable in gross income of the Executive during the preceding one (1) year period ending on the Executive's Termination date;

        (c) If, during a Change of Control Period occurring within the first twelve (12) months, the Executive's employment is terminated by the Executive for Good Reason or by the Company for any reason other than death, Disability, or Cause, the Termination Payment payable to the Executive by the Company or an affiliate of the Company shall be one and one-half (1.5) times the current annual base salary. Thereafter, the Termination Payment payable to the Executive by the Company or an affiliate of the Company shall be one and one-half (1.5) times the amount includable in gross income of the Executive during the preceding one (1) year period ending on the Executive's Termination date;

        (d) It is the intention of the Company and the Executive that no portion of the Termination Payment and any other "payments in the nature of compensation" (as defined in Section 28OG of the Code and the regulations adopted thereunder) to or for the benefit of the Executive under this Agreement, or under any other agreement, plan or arrangement, be deemed to be an "excess parachute payment" as defined in Section 28OG of the Code. It is agreed that the present value of the Total Payments shall not exceed an amount equal to two and ninety-nine hundredths (2.99) times the Executive's Base Period Income, which is the maximum amount which the Executive may receive without becoming subject to the tax imposed by Section 4999 of the Code or which the Company may pay without loss of deduction under Section 28OG(a) of the Code. Present value for purposes of this Agreement shall be calculated in accordance with the regulations issued under Section 28OG of the Code. Within sixty (60) days following delivery of the Notice of Termination or notice by the Company to the Executive of its belief that there is a payment or benefit due the Executive which will result in an excess parachute payment as defined in Section 28OG of the Code, the Executive and the Company shall, at the Company's expense, obtain such opinions as more fully described hereafter, which need not be unqualified, of legal counsel and certified public accountants or a firm of recognized executive compensation consultants. The Executive shall select said legal counsel, certified public accountants and executive compensation consultants; provided, however, that if the Company does not accept one (1) or more of the parties selected by the Executive, the Company shall provide the Executive with the names of such legal counsel, certified public accountants and/or executive compensation consultants as the Company may select; provided, further, however, that if the Executive does not accept the party or parties selected by the Company, the legal counsel, certified public accountants and/or executive compensation consultants selected by the Executive and the Company, respectively, shall select the legal counsel, certified public accountants and/or executive compensation consultants, whichever is applicable, who shall provide the opinions required by this Section 13(d). The opinions required hereunder shall set forth (a) the amount of the Base Period Income of the Executive, (b) the present value of Total Payments and
(c) the amount and present value of any excess parachute payments. In the event that such opinions determine that there would be an excess parachute payment, the Termination Payment or any other payment determined by such counsel to be includable in Total Payments shall be reduced or eliminated as specified by the Executive in writing delivered to the Company within thirty (30) days of his or her receipt of such opinions or, if the Executive fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculation set forth in such opinions there will be no excess parachute payment. The provisions of this Section 13(d), including the calculations, notices and opinions provided for herein shall be based upon the conclusive presumption that the compensation and benefits provided for in Section 6 herein and any other compensation, including but not limited to the Accrued Benefits, earned on or after the date of Change of Control by the Executive pursuant to the Company's compensation programs if such payments would have been made in the future 'm any event, even though the timing of such payment is triggered by the Change of Control, are reasonable compensation for services rendered prior to the Change of Control; provided, however, that in the event legal counsel so requests in connection with the opinion required by this Section 13(d), a firm of recognized executive compensation consultants, selected by the Executive and the Company pursuant to the procedures set forth above, shall provide an opinion, upon which such legal counsel may rely, as to the reasonableness of any item of compensation as reasonable compensation for services rendered prior to the Change of Control by the Executive. In the event that the provisions of Sections 28OG and 4999 of the Code are repealed without succession, this Section 13(d) shall be of no further force or effect;

        (e) The Termination Payment shall be payable in a lump sum not later than ten (10) days following the Executive's Termination Date. Such lump sum payment shall not be reduced by any present value or similar factor. Further, the Executive shall not be required to mitigate the amount of such payment by securing other employment or otherwise and such payment shall not be reduced by reason of the Executive securing other employment or for any other reason.

14.     TERMINATION NOTICE AND PROCEDURE.

        Any termination by the Company or the Executive of the Executive's employment during the Employment Period shall be communicated by written Notice of Termination to the Executive, if such Notice of Termination is delivered by the Company, and to the Company, if such Notice of Termination is delivered by the Executive, all in accordance with the following procedures:

        (a) The Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances alleged to provide a basis for termination;

        (b) Any Notice of Termination by the Company shall be approved by a resolution duly adopted by a majority of the directors of the Company then in office;

        (c) If the Executive shall in good faith furnish a Notice of Termination for Good Reason and the Company notifies the Executive that a dispute exists concerning the termination, within the fifteen (15) day period following the Company's receipt of such notice, the Executive shall continue the Executive's employment during such dispute. If it is thereafter determined that (i) Good Reason did exist, the Executive's Termination Date shall be the earlier of (A) the date on which the dispute is finally determined, either by mutual written agreement of the parties or pursuant to Section 15 herein, (B) the date of the Executive's death or (C) one day prior to the second (2nd) anniversary of a Change of Control, and the Executive's Termination Payment, if applicable, shall reflect events occurring after the Executive delivered the Executive's Notice of Termination; or (ii) Good Reason did not exist, the employment of the Executive shall continue after such determination as if the Executive had not delivered the Notice of Termination asserting Good Reason;

        (d) If the Executive gives notice to terminate his employment for Good Reason and a dispute arises as to the validity of such dispute, and the Executive does not continue his employment during such dispute, and it is finally determined that the reason for termination set forth in such Notice of Termination did not exist, if such notice was delivered by the Executive, the Executive shall be deemed to have voluntarily terminated the Executive's employment other than for Good Reason.

15.     NONDISCLOSURE OF PROPRIETARY INFORMATION.

        Recognizing that the Company is presently engaged, and may hereafter continue to be engaged, in the research and development of processes, the, manufacturing of products or performance of services, which involve experimental and inventive work and that the success of its business depends upon the protection of the processes, products and services by patent, copyright or by secrecy and that the Executive has had, or during the course of his engagement as an employee or consultant t may have, access to Proprietary Information, as hereinafter defined, of the Company or other information and data of a secret or proprietary nature of the Company which the Company wishes to keep confidential and the Executive has furnished, or during the course of his engagement may furnish, such information to the Company, the Executive agrees that.

        (a)   "Proprietary   Information"   shall  mean  any  and  all  methods,
inventions, improvements or discoveries, whether or not patentable or copyrightable, and any other information of a similar nature related to the business of the Company disclosed to the Executive or otherwise made known to him as a consequence of or through his engagement-by the Company (including information originated by the Executive) in any technological area previously developed by the Company or developed, engaged in, or researched, by the Company during the term of the .ExecutiveAEs engagement, including, but not limited to, trade secrets, processes, products, formulae, apparatus, techniques, know-how, marketing plans, data, improvements, strategies, forecasts, customer lists, and technical requirements of customers, unless such information is in the public domain to such an extent as to be readily available to competitors.

        (b) The Executive acknowledges that the Company has exclusive property rights to all Proprietary Information and the Executive hereby assigns all rights he might otherwise possess in any Proprietary Information to the Company.

Except as required in the performance of his duties to the Company or otherwise as required by law, the Executive will not at any time during or after the term of his engagement, which term shall include any time in which the Executive may be retained by the Company as a consultant, directly or indirectly use, communicate, disclose or disseminate any Proprietary Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company, its products, customers, processes and services, including information relating to testing, research, development, manufacturing, marketing and selling.

        (c) All documents, records, notebooks, notes, memoranda and similar repositories of, or containing, Proprietary Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company or its operations and activities made or compiled by the Executive at any time or made available to him prior to or during the term of his engagement by the Company, including any and all copies thereof, shall be the property of the Company, shall be held by him in trust solely for the benefit of the Company, and shall be delivered to the Company by him on the termination of his engagement or at any other time on the request of the Company.

        (d) The Executive will not assert any rights under any inventions, copyrights, discoveries, concepts or ideas, or improvements thereof, or know-how related thereto, as having been made or acquired by him prior to his being engaged by the Company or during the term of his engagement ff based on or otherwise related to Proprietary Information.

16.     ASSIGNMENT OF INVENTIONS.

        (a) For purposes of this Paragraph 16, the term "Inventions" shall mean discoveries, concepts, and ideas, whether patentable or copyrightable or not, including but not limited to improvements, know-how, data, processes, methods, formulae, and techniques, as well as improvements thereof or know-how related thereto, concerning any past, present or prospective activities of the Company which the Executive makes, discovers or conceives (whether or not during the hours of his engagement or with the use of the Company's facilities, materials or personnel), either solely or jointly with others during his engagement by the Company or any affiliate and, if based on or related to Proprietary Information, at any time after termination of such engagement. All Inventions shall be the sole property of the Company, and Executive agrees to perform the provisions of this paragraph 16 with respect thereto without the payment by the Company of any royalty or any consideration therefor other than the regular compensation paid to the Executive in the capacity of an employee or consultant.

        (b) The Executive shall maintain written notebooks in which he shall set forth, on a current basis, information as to all Inventions, describing in detail the procedures employed and the results achieved as well as information as to any studies or research projects undertaken on the Company's behalf. The written notebooks shall at all times be the property of the Company and shall be surrendered to the Company upon termination of his engagement or, upon request of the Company, at any time prior thereto.

        (c) The Executive shall apply, at the Company's request and expense, for United States and foreign letters patent or copyrights either in the Executive's name or otherwise as the Company shall desire.

        (d) The Executive hereby assigns to the Company all of his rights to such Inventions, and to applications for United States and/or foreign letters patent or copyrights and to United States and/or foreign letters patent or copyrights granted upon such Inventions.

        (e) The Executive shall acknowledge and deliver promptly to the Company, without charge to the Company, but at its expense, such written instruments (including applications and assignments) and do such other acts, such as giving testimony in support of the Executive's inventorship, as may be necessary in the opinion of the Company to obtain, maintain, extend, reissue and enforce United States and/or foreign letters patent and copyrights relating to the Inventions and to vest the entire right and title thereto in the Company or its nominee. The Executive acknowledges and agrees that any copyright developed or conceived of by the Executive during the term of Executive's employment which is related to the business of the Company shall be a "work for hire" under the copyright law of the United States and other applicable jurisdictions.

        (f) The Executive represents that his performance of all the terms of this Agreement and as an employee of or consultant to the Company does not and Will not breach any trust prior to his employment by the Company. The Executive agrees not to enter into any agreement either written or oral in conflict herewith and represents and agrees that he has not brought and will not bring with him to the Company or use in the performance of his responsibilities at the Company any materials or documents of a former employer which are not generally available to the public, unless he has obtained written authorization from the former employer for their possession and use, a copy of which has been provided to the Company.

        (g) No provisions of this Paragraph shall be deemed to limit the restrictions applicable to the Executive under Paragraph 15.

17.     SHOP RIGHTS.

        The Company shall also have the royalty-free right to use in its business, and to make, use and sell products, processes and/or services derived from any inventions, discoveries, concepts and ideas, whether or not patentable, including but not limited to processes, methods, formulas and techniques, as well as improvements thereof or knowhow related thereto, which are not within the scope of Inventions as defined in Paragraph 16 but which are conceived or made by the Executive during the period he is engaged by the Company or with the use or assistance of the Company's facilities, materials or personnel.

18.     NON-COMPETE.

        The Executive hereby agrees that during the Period of Employment and the Consulting Period the Executive will not:

        (a) Within any jurisdiction or marketing area in the United States in which the Company or any subsidiary thereof is doing business, own, manage, operate or control any business of the type and character engaged in and competitive with the Company or any subsidiary thereof. For purposes of this paragraph, ownership of securities of not in excess of five percent (5%) of any class of securities of a public company shall not be considered to be competition with the Company or any subsidiary thereof; or

        (b) Within any jurisdiction or marketing area in the United States in which the Company or any subsidiary thereof is doing business, act as, or become employed as, an officer, director, employee, consultant or agent of any business of the type and character engaged in and competitive with the Company or any of its subsidiaries; or

        (c) Solicit any similar business to that of the Company's for, or sell any products that are in competition with the Company's products to, any company in the United States, which is, as of the date hereof, a customer or client of the Company or any of its subsidiaries, or was such a customer or client thereof within two years prior to the date of this Agreement, or


        (d) Solicit the employment of, or hire, any full time employee employed by the Company or its subsidiaries as of the date of termination of this Agreement.

19.     REMEDIES AND JURISDICTION.

        (a) The Executive hereby acknowledges and agrees that a breach of the agreements contained in this Agreement will cause irreparable harm and damage to the Company, that the remedy at law for the breach or threatened breach of the agreements set forth in this Agreement will be inadequate, and that, in addition to all other remedies available to the Company for such breach or threatened breach (including, without limitation, the right to recover damages), the Company shall be entitled to injunctive relief for any breach or threatened breach of the agreements contained in this Agreement;

        (b) All claims, disputes and other matters in question between the parties arising under this Agreement, shall, unless otherwise provided herein, be decided by arbitration in Raleigh, North Carolina, in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association (including such procedures governing selection of the specific arbitrator or arbitrators), unless the parties mutually agree otherwise. The Company shall pay the costs of any such arbitration. The award by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any state or Federal court having jurisdiction thereof.

20.     ATTORNEYS' FEES.

        In the event that either party hereunder institutes any legal proceedings in connection with its rights or obligations under this Agreement, the prevailing party in such proceeding shall be entitled to recover from the other party, all costs incurred in connection with such proceeding, including reasonable attorneys' fees, together with interest thereon from the date of demand at the rate of twelve percent (12%) per annum.

21.     SUCCESSORS.

        This Agreement and all rights of the Executive shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. In the event of the Executive's death, all amounts payable to the Executive under this Agreement shall be paid to the Executive's surviving spouse, or the Executive's estate if the Executive dies without a surviving spouse. This Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor, surviving or resulting corporation or other entity to which all or substantially all of the business and assets of the Company shall be transferred whether by merger, consolidation, transfer or sale.

22.     ENFORCEMENT.

        The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

23.     AMENDMENT OR TERMINATION.

        This Agreement may not be amended or terminated during its term, except by written instrument executed by the Company and the Executive.

24.     SURVIVABILITY.

        The provisions of paragraphs 15, 16, 17 and 18 shall survive termination of this Agreement.

25.     ENTIRE AGREEMENT.

        This Agreement sets forth the entire agreement between the Executive and the Company with respect to the subject matter hereof, and supersedes all prior oral or written agreements, negotiations, commitments and understandings with respect thereto.

26.     VENUE; GOVERNING LAW.

        This Agreement and the Executive's and Company's respective rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of North Carolina without giving effect to the provisions, principles, or policies thereof relating to choice or conflict laws. 27. NOTICE. Notices given pursuant to this Agreement shall be in writing and shall be deemed given when received, and if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid, if to the Company, to:

        Flanders Corporation
        531 Flanders Filters Road
        Washington, NC 27889

        Snell & Wilmer
        Attn: William C. Gibbs
        111 East Broadway, Suite 900
        Salt Lake City, UT 84111-1004

or to such other address as the Company shall have given to the Executive or, if to the Executive, to such address as the Executive shall have given to the Company.

28.     NO WAIVER.

        No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

29.     HEADINGS.
        The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

30.     COUNTERPARTS.

        This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        IN WITNESS "'HEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, on the date and year first above written.

                              FLANDERS CORPORATION


                                        By:__________________________________

                                        Its:_________________________________

                                        CHARCOAL SERVICE CORPORATION

                                        By:__________________________________

                                        Its:_________________________________



                                        EXECUTIVE


                                        /s/ Jim Edwards
                                        -------------------------------------
                                        Jim Edwards

                               Schedule 7(a)(viii)

                      FORM OF SELLERS' CLOSING CERTIFICATE

                                Schedule 7(a)(ix)

                         FORM OF LEGAL OPINION - SELLER

                               Schedule 7 (s) (ix)

                         FORM OF LEGAL OPINION - SELLER


                                      _____________, 1996


Flanders Corporation
531 Flanders Filters Road
Washington, North Carolina 27889

        RE; The Acquisition of all of the Issued and Outstanding Shares of Charcoal Service Corporation ("Charcoal Service") by Flanders Corporation ("Flanders") from the Shareholders of Charcoal Service (the "Acquisition")

Gentlemen:

We have acted as special counsel to James F. Edwards and John L. Cherry (the "Sellers") in connection with the Acquisition pursuant to the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated March _, 1996, between Flanders and the Sellers. You have requested our opinion concerning certain matters pursuant to the Stock Purchase Agreement. Capitalized terms used and not otherwise defined in this letter shall have the meanings ascribed to them in the Stock Purchase Agreement. In addition, as used in this legal opinion, the phrase "consummation of the Acquisition" means the closing of the Acquisition and the performance of obligations to be performed prior to the closing of the Acquisition but does not include performance of obligations or compliance with terms and conditions of the Stock Purchase Agreement after the closing of the Acquisition.

In connection with our representation of the Sellers, we have examined originals or documents represented to us as copies of (i) the Stock Purchase Agreement;
(ii) Charcoal ServiceAEs Articles of Incorporation and By-laws; (iii) minutes of meetings of Charcoal Service's directors and shareholders ("Minutes") and Charcoal Service's listing of shareholders and records of transfers of its outstanding common stock ("Stock Records"); (iv) a Certificate of Existence dated - 8 1996, and issued by the North Carolina Secretary of State with respect-. to Charcoal Service (the "Certificate of Existence"), and (v) certificates signed by each Seller, individually and as the officers of Charcoal Service, as to various factual matters (collectively, the "SellersAE Certificates"). Additionally, we have reviewed such other documents and questions of law as we have deemed necessary for the purpose of giving our opinions hereinafter expressed.

Based on the foregoing and subject to the assumptions, qualifications, and limitations set. forth below, it is our opinion that:

1. Charcoal Service is a corporation duly organized and validly existing under the laws of the State of North Carolina.

2. The Shares are fully paid and non-assessable and are owned of record by the Sellers, and, to our Actual Knowledge, each Seller holds good, valid, and indefeasible title to the: number of Shares shown in the Stock Purchase Agreement as Owned by him, and each Seller's Shares are held by him free and clear from all liens, encumbrance, pledges, charges, claims, restrictions, rights of first refusal, voting trusts, voting agreements, buy/sell agreements, preemptive rights, proxies, or other interests of, any nature of any person of which we have Actual Knowledge. Upon consummation of the Acquisition, its payment of the Purchase Price specified in the Stock Purchase Agreement. and registration of the Shares in its name, Flanders shall hold good, valid and indefeasible title to the Shares.

3. The Sellers have the respective power, authority, and legal right to carry out the terms and conditions applicable to them under- the Stork Purchase Agreement. The Stock Purchase Agreement has been duly executed and delivered by each of the Sellers and is the valid and binding obligation of each Seller enforceable in accordance with its terms against each Seller.

4. The execution and delivery of the Stock Purchase Agreement by the Sellers will not conflict with, or result in violation of, any applicable law or rule affecting each of the Sellers and that would affect the validity of the transfer of the Shares to Buyer.

5. To our Actual Knowledge, the execution and delivery of the Stock Purchase Agreement and consummation of the Acquisition will not conflict with, or result in a violation of, any suits or proceedings at law or in equity, or before any governmental agency, pending or threatened, or any judgment, order, or decree of any arbitrator, other private adjudicator, court, or governmental agency (federal, state, or local) to which either of the Sellers or Charcoal Service is a party or by which either of the Sellers or Charcoal Service is bound.

6. To our Actual Knowledge, the execution and delivery of the Stock Purchase Agreement and consummation of the Acquisition will not conflict with, or result in a violation of, any agreement, document, or instrument to which any of the Sellers or Charcoal Service is a party, or by which any of the Sellers or Charcoal Service is bound.

7. To our Actual Knowledge and with no inquiry outside our law firm, neither of the Sellers is bankrupt or insolvent or has assigned its estate for the benefit of creditors, entered into any scheme or arrangement with creditors, or has any present intention to file a petition in bankruptcy, assign its estate for the benefit of creditors, or enter into any scheme or arrangement with creditors.

8. Charcoal Service is authorized and qualified to own and operate its properties and assets and conduct its business in the State of North Carolina.

9. The authorized capital stock of Charcoal Service consists of 100,000 voting common shares, par value $1.00 per share, of which the Stock Records indicate that 1,000 shares are issued and outstanding. All of the outstanding shares of common stock of Charcoal Service are duly authorized and validly issued and are fully paid and nonassessable. To our Actual Knowledge, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other rights, agreements or arrangements of any character nature whatever relating to the issuance of common stock or other securities of Charcoal Service. The shareholders of Charcoal Service do not have preemptive rights to purchase additional securities of Charcoal Service

10. To our Actual Knowledge, Charcoal Service has no subsidiaries or investments in other companies, corporations or business ventures.

11. To our Actual Knowledge, Charcoal Service- is not in default under or in violation of any provision of its articles of incorporation or bylaws, nor will the execution, delivery and performance of the Stock Purchase. Agreement cause Charcoal Service to be in default or in violation of any provisions of its Articles of Incorporation or Bylaws,

In rendering the foregoing opinions we have assumed, without independent verification, that each of the following is true-.

(i) The signature to the Stock Purchase Agreement of each person who we did not witness execute the same is genuine;

(ii) Each natural person executing the Stock Purchase Agreement was and continues to be legally competent and had and continues to have the legal capacity to execute the Stock Purchase Agreement and to become legally bound thereby;

(iii) The Stock Purchase Agreement accurately describes, and contains the understanding of the parties thereto, and there are no oral or written statements or agreements by any such party, or any usage of trade or courses of dealing among the parties, that modify, amend, vary, define, supplement or qualify, or- purport to modify, amend, vary, define, supplement or quality, any of the terms of the Stock Purchase Agreement; there has been no fraud, duress, undue influence or mutual mistake of fact in connection with the Stock Purchase Agreement, and the conduct of the parties to the stock Purchase Agreement has complied with any requirement of good faith, fair dealing and conscionability; each party to the stock Purchase Agreement has acted without notice of any, defense against the enforcement of any rights created thereby; and Flanders, is a bona fide purchaser of and has acted without notice of any adverse claim to or any defect going to the validity or issuance of any of the Shares;

(iv) Flanders is a corporation duly organized, validly existing, and in good standing as a corporation under the laws of North Carolina;

(v) Flanders has the requisite corporate power and corporate authority for enter into and perform its obligations and carry our the terms and conditions under the Stock Purchase Agreement;

(vi) The execution, delivery, and performance of the Stock Purchase Agreement by Flanders has been duly authorized by all requisite corporate action;

(vii) The Stock Purchase Agreement has been duly and validly executed and delivered by Flanders and is the legal, valid, and binding obligation of Flanders, enforceable in accordance with its terms against Flanders;

(viii) All documents submitted to us as originals are authentic and complete, and all documents submitted to us as copies conform to the original documents, which are themselves authentic and complete, and are the documents, including all amendments thereto, that they are represented to be;

(ix) No event will take place subsequent to the date hereof that would cause any action taken in connection with the Agreements or Other Documents to fail to comply with any law, rule, regulation, order, judgment, decree or duty, or that would permit any party to cancel, rescind or otherwise avoid any act;

(x) The Minute Books, Stock Records and other corporate records of presented to us for examination are accurate and complete; and

(xi) The Certificate of Existence have been properly issued and is accurate and complete.

The opinions set forth above are expressly limited and qualified as described below.

(i) With your permission and without further investigation, in rendering our opinion as to the incorporation and existence of Charcoal, we have relied solely on the Certificate of Existence, and in rendering our other opinions set forth above, we have relied solely as to matters of fact upon the representations and warranties of the Sellers set forth in the Stock Purchase Agreement and their statements contained in the Sellers, Certificate, to the extent that the matters set forth therein relate to the matters covered in each such opinion. Except as expressly stated herein, we have not independently verified any factual matters in connection with the giving of our opinions set forth below.

(ii) The enforceability of al). oz various provisions of the Stock Purchase Agreement may be subject to, or limited by, (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, arrangement, preference, fraudulent transfer, or other similar laws and regulations now or hereafter in effect relating to or affecting the rights of creditors generally or the enforcement of specific rights provided for in the Stock Purchase Agreement;
(ii) general principles of equity and/or the discretion of the court governing or limiting the availability of Specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law) , (iii) application of principles of public policy underlying any such laws and regulations, and (iv) application of the concepts of materiality, good faith, reasonableness, fair dealing and conscionability.

As used in this opinions the phrase "Actual Knowledge" means the actual conscious awareness of information by William R. Lathan, Jr., R. L. Stephenson and Frank H. Sheffield, who are the members of .our firm who have had active participation in representing the Sellers in connection with the Stock Purchase Agreement and the transactions contemplated therein. Except to the extent expressly stated herein, we have not undertaken any independent investigation or inquiry to determine the existence or absence of any facts, and no inference as to our knowledge of the existence or absence of facts should or may be drawn from the tact of our representation of the Sellers.

(iv) We are qualified to Practice law only in the State of North Carolina, and we do not purport to be experts on, or to express any opinion concerning, any law other than the law of the State of North Carolina or the effect of the laws of any other jurisdiction on the matters dealt with herein.

(v) The opinions expressed in this letter are limited to matters in existence, arid are based upon the law in effect, an the date hereof, and we assume no obligation to revise or supplement this letter or our opinions expressed herein to reflect any change in the law or facts. Our opinions are limited to the matters expressly stated herein, and no opinion may I)e inferred or implied beyond the matters expressly stated. Specifically, but without limitations we express no opinion as to compliance by any of the Sellers with any federal, state or local law, rule, regulation, ordinance, order or decree relating to hazardous substances, hazardous wastes, hazardous materials or the environment.

(vi) This opinion is rendered solely to you and solely 'in connection with the Acquisition and may not be relied upon by you for any other purpose or in any other context or by any other person for any other purpose. This opinion is not to be referred to quoted in any document, report, financial statement or communication filed with, or delivered to, any governmental agency or other person or entity, and no copy of this letter or any portion thereof may be delivered to any other person, published or otherwise disseminated, without our prior written consent; provided, however, that a copy of this opinion may be delivered to your auditors.

                              Very truly yours,


                              /s/ Ward and Smith, P.A.
                              ------------------------
                              WARD and SMITH, P.A.

                               Schedule 7(b)(iii)

                      FORM OF BUYERAES CLOSING CERTIFICATE

                              FLANDERS CORPORATION
                               CLOSING CERTIFICATE


        Flanders Corporation ("Buyer") does hereby certify to the shareholders of Charcoal Service Corporation (oCharcoal"), (the Shareholders are collectively referred to as the oSellerso) that, as of the day of Closing:

        1. Definitions. All capitalized terms herein shall have the meaning assigned to them in the Purchase Agreement dated February 29, 1996 between the Buyer and the Sellers (the oPurchase Agreemento).

        2. No Material Changes. There has been no material adverse change in the business. affairs, operations, properties, assets or condition of Buyer since December 31. 1995.

        3. Representations and Warranties. Except as set forth in the Schedules attached thereto, the undersigned hereby acknowledges that the representations and warranties Buyer made in the Purchase Agreement were true and correct in all material respects when made and are true and correct as of the date of this Closing Certificate.

        4. Completion of Conditions. Buyer has performed and complied with all covenants, agreements, obligations and conditions contained in the Purchase Agreement that are required to be performed or complied with by them on or before the date hereof.

        IN WITNESS HEREOF, the undersigned has executed this Closing Certificate as of the ____ day of ___________, 1996.

                                        BUYER:

                                        FLANDERS CORPORATION


                                        By:__________________________________
                                        Its:_________________________________

                                Schedule 7(b)(ix)

                          FORM OF LEGAL OPINION - BUYER

        Snell & Wilmer                                     Salt Lake City, Utah
          LAW OFFICES
- ------------------------------                                 Pheonix, Arizona
 111 East Broadway, Suite 900
       Broadway Centre                                          Tuscon, Arizona
  Salt Lake City, Utah 84111
        (801) 237-1900                                       Irvine, California
      Fax (801) 237-1950


                                      April 2, 1996



James R. Edwards
Charcoal Service Corporation
Bath, North Carolina  27808

John L. Cherry
Charcoal Services Corporation
Bath, North Carolina  27808





        Re: The Acquisition (the "Acquisition") of All the Issued and Outstanding Shares of Charcoal Service Corporation ("Charcoal") by Flanders Corporation ("Flanders") from the shareholders of Charcoal (referred to collectively herein as the "Sellers".)

Gentlemen:

        We have acted as counsel to Flanders in connection with the Acquisition pursuant to the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated February 29, 1996, between Flanders and the Sellers. You have requested our opinion concerning certain matters pursuant to the Stock Purchase Agreement. Capitalized terms used and not otherwise defined in this letter shall have the meanings ascribed to them in the Stock Purchase Agreement. In addition, as used in this legal opinion, the phrase "consummation of the Acquisition" means the closing of the Acquisition and the performance of obligations to be performed prior to the closing of the Acquisition but does not include performance of obligations or compliance with the terms and conditions of the Stock Purchase Agreement after the closing of the Acquisition.

        In connection with our representation of the Purchaser, we have examined originals or documents represented to us as copies of (i) the Stock Purchase Agreement; (ii) the Flanders Shares Escrow Agreement; (iii) the Put Agreement;
(iv) the Employment Agreements entered into with the Sellers; (v) the Stock Option Agreements entered into with the Sellers. The Stock Purchase Agreement, Flanders Shares Escrow Agreement, Put Agreement, Employment Agreements and Stock Option Agreements are collectively referred to herein as the "Transaction Documents." Additionally, we have reviewed such other documents and questions of law as we have deemed necessary for the purpose of giving our opinions hereinafter expressed.

        Snell & Wilmer
- ------------L.L.P.------------
         James R. Edwards
         John L. Cherry
         April 2, 1996
         Page 2



        Based on the foregoing and subject to the assumptions, qualifications, and limitations set forth below, It is our opinion that:

        1. Flanders is a corporation duly organized, validly existing, and in good standing under the laws of the State of North Carolina.

        2. The authorized capital stock of Flanders consists of 50,000.000 par value $0.001 per share, of which Flanders books and records indicate that approximately 11,934,000 are issued and outstanding. The Flanders Shares are duly authorized, validly issued, fully paid and nonassessable. Upon delivery of the Flanders Shares to the Sellers in accordance with the terms of the Flanders Shares Escrow Agreement, Sellers shall hold good, valid and indefeasible title to the Flanders Shares.

        3. Flanders has the power, authority, and legal right to carry out the terms and conditions applicable to it under the Transaction Documents. The execution, delivery, and performance of the Transaction Documents by Flanders has been duly authorized. The Transaction Documents have been duly executed and delivered on behalf of Flanders and are the valid and binding obligation of Flanders enforceable against it in accordance with its terms.

        4. Based solely upon our actual knowledge and with no inquiry outside our law firm, the execution and delivery of the Transaction Documents by Flanders will not conflict with, or result in violation of, any applicable law or rule affecting Flanders.

        5. Based solely upon our actual knowledge and with no inquiry outside our law firm, the execution and delivery of the Transaction Documents and consummation of the Acquisition will not conflict with, or result in a violation of, any suits or proceedings at law or in equity, or before any governmental agency, pending or threatened, or any judgment, order, or decree of any arbitrator, other private adjudicator, court or governmental agency (federal, state or local) to which Flanders is a party or by which Flanders is bound.

        6. Based solely upon our actual knowledge and with no inquiry outside our law firm, the execution and delivery of each of the Transaction Documents and consummation of the Acquisition will not conflict with, or result in a violation of, any agreement, document, or instrument to which Flanders is a party or by which Flanders is bound.

        7. Based solely upon our actual knowledge and our review of Flanders' books and records, Flanders is not in default under or in violation of any provision of its Articles of Incorporation or bylaws nor will the execution, delivery and performance of the Stock Purchase

        Snell & Wilmer
- ------------L.L.P.------------
         James R. Edwards
         John L. Cherry
         April 2. 1996
         Page 3


Agreement cause Flanders to be in default or in violation of any provisions of its Articles of Incorporation or Bylaws.

        In rendering the foregoing opinions we have assumed:

        (i) The genuineness of the signatures not witnessed, the authenticity of documents submitted as originals, and the conformity to originals of documents submitted as copies;

        (ii) The legal capacity of all natural persons extend the Stock Purchase Agreement;

        (iii) The Stock Purchase Agreement accurately describes and contains the understanding of the parties thereto, and there are no oral or written statements or agreements by any such party, that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Stock Purchase Agreement.

        (iv) Charcoal is a corporation duly organized, validly existing, and in good standing under the laws of North Carolina;

        (v) Charcoal has the requisite corporate power and corporate authority to carry out the terms and conditions under the Stock Purchase Agreement;

        (vi) The execution, delivery, and performance of the Stock Purchase Agreement by Charcoal has been duly authorized by all requisite corporate action; and

        (vii) The Stock Purchase Agreement executed by Charcoal is the legal, valid, and binding obligation of Charcoal, enforceable in accordance with its terms against Charcoal.

The opinions set forth above are subject to the following qualifications and limitations:

        (a) The enforceability of the Stock Purchase Agreement may be subject to, or limited by, bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, or other similar laws relating to or affecting the rights of creditors generally; and

        (b) The enforceability of the Stock Purchase Agreement is subject to general principles of equity.

        Snell & Wilmer
- ------------L.L.P.------------
         James R. Edwards
         John L. Cherry
         April 2. 1996
         Page 4


        We are qualified to practice law in the State of Utah, and we do not purport to be experts on, or to express any opinion concerning, any law other than the law of the State of Utah.

        The opinions expressed in this letter are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise.

        This opinion is tendered solely to you and in connection with the Acquisition and may not be relied upon by you or by any other person for any other purpose. This opinion is not to be referred to, or quoted, in any document, report or financial statement or filed with, or delivered to, any governmental agency or other person or entity without my prior written consent; provided, however, that this opinion may be delivered to your auditors,

                                Very truly Yours,